Exhibit 10.1

MULTI-CURRENCY CREDIT AGREEMENT

among

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED,

HARMAN HOLDING GMBH & CO. KG,

The Several Lenders

from Time to Time Parties Hereto

J.P. MORGAN SECURITIES LLC,

HSBC SECURITIES (USA), INC.

and

UNICREDIT BANK AG, NEW YORK BRANCH

as Joint Lead Arrangers

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

HSBC BANK USA, NATIONAL ASSOCIATION

and

UNICREDIT BANK AG, NEW YORK BRANCH

as Syndication Agents

BANK OF AMERICA, N.A.,

WELLS FARGO BANK, N.A.

and

RBS CITIZENS, N.A.

as Documentation Agents

Dated as of December 1, 2010

i

(continued)

(continued)

(continued)

		Page

11.17.	Release of Liens and Guarantees	97
11.18.	Interest Rate Limitation	97
11.19.	USA PATRIOT Act	97

SCHEDULES

Schedule I:	Lenders and Commitments
Schedule II:	Administrative Schedule
Schedule III:	Existing Letters of Credit
Schedule IV:	Issuing Banks
Schedule V:	Mandatory Costs Rate
Schedule 1.1:	Mortgaged Properties
Schedule 5.14:	Subsidiaries
Schedule 8.2:	Existing Indebtedness
Schedule 8.7:	Existing Investments

EXHIBITS

Exhibit A:	Form of Schedule Amendment
Exhibit B:	Form of Notice of Borrowing
Exhibit C:	Form of Notice of Continuation/Conversion
Exhibit D:	Form of Assignment and Acceptance
Exhibit E:	Form of Exemption Certificate
Exhibit F:	Form of New Lender Supplement
Exhibit G:	Form of Commitment Increase Supplement

v

MULTI-CURRENCY CREDIT AGREEMENT, dated as of December 1, 2010, among:

(a) HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED, a Delaware corporation (the “Company”);

(b) HARMAN HOLDING GMBH & CO. KG, a company organized under the laws of Germany and a Wholly Owned Subsidiary of the Company (the “Additional Borrower”);

(c) the several banks and other financial institutions from time to time parties to this Agreement (each, a “Lender”; and collectively, the “Lenders”);

(d) HSBC BANK USA, NATIONAL ASSOCIATION and UNICREDIT BANK AG, NEW YORK BRANCH as the Syndication Agents (the “Syndication Agents”);

(e) BANK OF AMERICA, N.A., WELLS FARGO BANK, N.A. and RBS CITIZENS, N.A. as the Documentation Agents (the “Documentation Agents”);

(f) J.P. MORGAN SECURITIES LLC, HSBC SECURITIES (USA), INC. and UNICREDIT BANK AG, NEW YORK BRANCH as the Joint Lead Arrangers (the “Arrangers”); and

(g) JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders hereunder (and its successors in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers have requested the Lenders to make available a credit facility pursuant to which (a) the Borrowers may borrow revolving credit loans and (b) one or more Issuing Banks will issue Letters of Credit for the account of the Company. The proceeds of the Loans and the Letters of Credit shall be used by the Company and its Subsidiaries for general corporate purposes including, without limitation, working capital, repayment, prepayment or purchase of long-term Indebtedness, Acquisitions, Investments and Restricted Payments.

WHEREAS, the Borrowers have requested that the Loans made, and Letters of Credit issued, under this Agreement be denominated, at the option of the Company or the Additional Borrower, as applicable, in United States Dollars or Available Foreign Currencies; and

WHEREAS, the Lenders are willing to make such credit facility available to the Borrowers.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto hereby agree as follows:

SECTION 1

DEFINITIONS

1.1. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“ABR”: for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1% and (c) the Adjusted Eurocurrency Rate for Dollars for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that, for the avoidance of doubt, the Adjusted Eurocurrency Rate for any day shall be based on the rate appearing on the Reuters Screen LIBOR01 Page (or on any successor or substitute page) at approximately 11:00 a.m. London time on such day (without any rounding). Any change in the ABR due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Eurocurrency Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Eurocurrency Rate, respectively.

“ABR Loans”: Loans in Dollars bearing interest based upon the ABR.

“Acquired Asset Amount”: as of any date of determination, an amount equal to 5% of the consolidated tangible assets acquired by the Company and its Subsidiaries after the Effective Date and on or prior to such date of determination pursuant to Permitted Business Acquisitions.

“Acquisition”: any transaction or series of related transactions for the purpose of, or resulting in, directly or indirectly, (a) the acquisition by the Company or any Subsidiary of all or substantially all of the assets of a Person or of any business or division of a Person or (b) the acquisition by the Company or any Subsidiary of more than 50% of any class of Voting Stock (or similar ownership interests) of any Person.

“Additional Borrower Obligations”: the unpaid principal of and interest on the Loans made to the Additional Borrower and all other financial liabilities of the Additional Borrower to the Administrative Agent or any Lender (including, without limitation, interest accruing after the maturity or earlier acceleration of the Loans to the Additional Borrower and interest accruing on the Loans at the then-applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Additional Borrower, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding), whether direct or indirect, absolute or contingent, due or become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Loans made to the Additional Borrower or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or any Lender) or otherwise.

“Additional Borrower Percentage”: as of the Effective Date, with respect to the Additional Borrower, 33 1/3%; provided, that upon written notice by the Borrowers to the Administrative Agent, such percentage (a) may be increased and/or decreased from time to time and at any time by the Borrowers, and (b) as of the effective date for any such increase or decrease specified by the Borrowers in the applicable notice thereof, shall be the percentage so specified.

“Adjusted Eurocurrency Rate”: (a) with respect to any Eurocurrency Loan denominated in Dollars for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next  1/100 of 1%) equal to (i) the Eurocurrency Rate for such Interest Period multiplied by (ii) the Statutory Reserve Rate and (b) with respect to any Eurocurrency Loan denominated in any other Currency, an interest rate per annum (rounded upwards, if necessary, to the next  1/100 of 1%) equal to the sum of (i) the Eurocurrency Rate for such Interest Period plus (ii) the Mandatory Costs Rate.

“Administrative Schedule”: Schedule II to this Agreement, which contains interest rate definitions and administrative information in respect of each Currency and each Class of Loan.

“Affiliate”: as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 20% or more of the securities having ordinary voting power for the election of the board of directors or equivalent governing body of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agreement”: this Multi-Currency Credit Agreement, as amended, supplemented or otherwise modified from time to time.

“Agreement Currency”: as defined in subsection 11.8(b).

“Annual Available Amount”: at any time, for any fiscal year of the Company, an amount equal to (a) $175,000,000 minus (b) the aggregate amount of all (i) Restricted Payments made in reliance on subsection 8.6(b) during such fiscal year prior to such time, (ii) outstanding Investments made in reliance on subsection 8.7(t) during such fiscal year prior to such time and (iii) payments of or in respect of Indebtedness made in reliance on subsection 8.12(f) during such fiscal year prior to such time.

“Applicable Margin”: for any day, with respect to any Loan, the applicable rate per annum set forth below under the caption “ABR Spread” or “Eurocurrency Spread”, as the case may be, based upon the Total Leverage Ratio as of the end of the fiscal quarter of the Company for which consolidated financial statements have theretofore been most recently delivered pursuant to subsection 7.1(a) or (b), as applicable; provided that, until the date of the delivery of the consolidated financial statements pursuant to subsection 7.1(b) as of and for the fiscal quarter ended March 31, 2011, the Applicable Margin shall be based on the rates per annum set forth in Category 2:

Total Leverage Ratio:	ABR Spread	Eurocurrency Spread

Category 1 Less than 1.25 to 1.00.	0.875%	1.875%
Category 2 Greater than or equal to 1.25 to 1.00 and less than 2.25 to 1.00.	1.05%	2.05%
Category 3 Greater than or equal to 2.25 to 1.00 and less than 3.25 to 1.00.	1.25%	2.25%
Category 4 Greater than or equal to 3.25 to 1.00.	1.375%	2.375%

For purposes of the foregoing, each change in the Applicable Margin resulting from a change in the Total Leverage Ratio shall be effective during the period commencing on and including the Business Day following the date of delivery to the Administrative Agent pursuant to subsection 7.1(a) or 7.1(b) of the consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change. Notwithstanding the foregoing, the Applicable Margin shall be based on the rates per annum set forth in Category 4 (a) at any time that an Event of Default has occurred and is continuing or (b) if the Company fails to deliver the consolidated financial statements required to be delivered pursuant to subsection 7.1(a) or 7.1(b) or any certificate required to be delivered pursuant to subsection 7.2, in each case within the time periods specified herein for such delivery, during the period commencing on and including the day of the occurrence of a Default resulting from such failure and until the delivery thereof.

“Applicable Percentage”: an individual reference to, with respect to the Company, the Company Percentage or, with respect to the Additional Borrower, the Additional Borrower Percentage, but not a collective reference to both the Company Percentage and the Additional Borrower Percentage.

“Application”: in respect of each Letter of Credit issued by an Issuing Bank, an application, in such form as such Issuing Bank may specify from time to time, requesting issuance of such Letter of Credit.

“Assignee”: as defined in subsection 11.6(c).

“Assignment and Acceptance”: an Assignment and Acceptance, substantially in the form of Exhibit D hereto, executed and delivered pursuant to subsection 11.6(c).

“Availability”: as of any date, the aggregate Commitments as of such date minus Exposure outstanding as of such date.

“Available Amount”: as of any date of determination, an amount (if positive) equal to the sum of (a) for each fiscal year of the Company ending on or after the Effective Date and ended prior to such determination date for which Consolidated Net Income shall have been positive, 25% of such Consolidated Net Income for such fiscal year, plus (b) the aggregate amount of net cash proceeds actually received by the Company from any issuance of Capital Stock (other than Disqualified Stock) of the Company after the Effective Date and at or prior to such date, plus (c) 100% of the aggregate principal amount of any Indebtedness (including the liquidation preference or maximum fixed repurchase price of any Disqualified Stock) of the Company or any Subsidiary issued after the Effective Date which has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Company minus (d) for each fiscal year of the Company commencing on or after the Effective Date and ended prior to such determination date for which Consolidated Net Income shall have been negative, the entire amount of the absolute value of such Consolidated Net Income for such fiscal year, minus (e) the aggregate amount of all (i) Restricted Payments made in reliance on subsection 8.6(c) prior to such date, (ii) outstanding Investments made in reliance on subsection 8.7(s) and (iii) payments of or in respect of Indebtedness made in reliance on subsection 8.12(g).

“Available Foreign Currencies”: euro, Pounds Sterling, Danish Kroner, Japanese Yen, Swedish Krona, Swiss Francs, Hong Kong Dollars, Canadian Dollars, Singapore Dollars, and any other available and freely-convertible foreign currency selected by the Company and approved by the Administrative Agent in the manner described in subsection 11.1(b).

“Bankruptcy Event”: with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benefited Lender”: as defined in subsection 11.7(a).

“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower”: an individual reference to the Company or the Additional Borrower, but not a collective reference to both the Company and the Additional Borrower.

“Borrowers”: a collective reference to both the Company and the Additional Borrower.

“Borrowing Date”: any Business Day on which a Loan is to be made at the request of a Borrower under this Agreement.

“Business”: as defined in subsection 5.17.

“Business Day”: (a) when such term is used in respect of any amounts denominated or to be denominated in (i) any Available Foreign Currency, a London Banking Day which is also a day on which banks are open for general banking business in (A) the city which is the principal financial center of the country of issuance of such Available Foreign Currency, (B) in the case of euro only, Frankfurt am Main, Germany (or such other principal financial center as the Administrative Agent may from time to time nominate for this purpose) and (C) New York City and (ii) Dollars, (A) in the case of a Eurocurrency Loan, any fundings, disbursements, payments and settlements in respect of any such Eurocurrency Loan, or any other dealings to be carried out pursuant to any Loan Document in respect of any such Eurocurrency Loan, a London Banking Day which is also a day other than a Saturday or Sunday on which banks are open for general banking business in New York City, and (B) in the case of an ABR Loan, any fundings, disbursements, payments and settlements in respect of any such ABR Loan, or any other dealings to be carried out pursuant to any Loan Document in respect of any such ABR Loan, a day other than a Saturday or Sunday on which banks are open for general banking business in New York City, (b) when such term is used for the purpose of determining the date on which the Eurocurrency Rate is determined under this Agreement for any Loan denominated in euro for any Interest Period therefor and for purposes of determining the first and last day of any Interest Period, references in this Agreement to Business Days shall be deemed to be references to Target Operating Days and (c) when such term is used to describe a day on which a request is to be made to an Issuing Bank for issuance of a Letter of Credit or on which a Letter of Credit is to be issued, such term shall mean a day other than a Saturday, Sunday or other day on which commercial banks in the city in which such Issuing Bank’s Issuing Office is located.

“Canadian Dollars”: the lawful currency of Canada.

“Capital Expenditures”: for any period, the additions to property, plant and equipment and other capital expenditures of the Company and the Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of the Company for such period prepared in accordance with GAAP, but excluding in each case any such expenditure (a) constituting reinvestment of (i) the proceeds of any Disposition of any fixed or capital assets or (ii) insurance proceeds or condemnation awards in respect of fixed or capital assets, in each case within 365 days of receipt thereof, (b) made by the Company or any Subsidiary as payment of the consideration for a Permitted Business Acquisition, (c) accounted for as a capital expenditure of the Company or any Subsidiary to the extent that such expenses actually are paid for or have been reimbursed by a third party (excluding the Company or any Subsidiary) and for which neither the Company nor any Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other Person (whether before, during or after such period) and (d) constituting the purchase price of equipment purchased during such period to the extent the consideration therefor consists of any combination of (i) used or surplus equipment traded in at the time of such purchase and (ii) the proceeds of a concurrent sale of used or surplus equipment, in each case in the ordinary course of business.

“Capital Lease Obligations”: the obligations of any Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

“Cash Equivalents”: (a) marketable direct obligations with maturities of one year or less from the date of acquisition, issued by or fully guaranteed or insured by (i) the United States Government or any agency or instrumentality thereof or (ii) any member state of the European Union; (b) marketable general obligations issued or fully guaranteed by any state, commonwealth or territory of the United States of America or any political subdivision, agency or taxing authority of any such state, commonwealth or territory or any public instrumentality thereof or any other foreign government or any agency or instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, which are rated at least A- by S&P or A-1 by Moody’s; (c) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits, bankers’ acceptances and repurchase agreements having maturities of one year or less from the date of acquisition issued, and money market deposit accounts issued or offered, by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or foreign commercial bank of recognized standing having combined capital and surplus of not less than $100,000,000 or any bank (or the parent company of any such bank) whose short-term commercial paper rating from S&P is at least A-1 or from Moody’s is at least P-2 or an equivalent rating from another rating agency; (d) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and, in either case, maturing within one year from the date of acquisition; (e) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (c) of this definition, having a term of not more than 30 days, with respect to notes or other securities described in clause (a) of this definition; (f) any notes or other debt securities or instruments issued by any Person, (i) the payment and performance of which is premised upon (A) securities issued by any state, commonwealth or territory of the United States of America or any political subdivision or taxing authority of such state, commonwealth or territory or any public instrumentality or agency thereof or any foreign government or (B) loans originated or acquired by any other Person pursuant to a plan or program established by any Governmental Authority that requires the payment of not less than 95% of the outstanding principal amount of such loans to be guaranteed by (1) a specified Governmental Authority or (2) any other Person (provided that all or substantially all of such guarantee payments made by such Person are contractually required to be reimbursed by any other Governmental Authority), (ii) that are rated at least AAA by S&P and Aaa by Moody’s and (iii) which are disposed of by the Company or any Subsidiary within one year after the date of acquisition thereof; (g) shares of money market, mutual or similar funds that (i) invest in assets satisfying the requirements of clauses (a) through (f) (or any of such clauses) of this definition, and (ii) have portfolio assets of at least $1,000,000,000; (h) any other Investment which constitutes a “cash equivalent” under GAAP as in effect from time to time; and (i) any other notes, securities or other instruments or deposit-based products consented to in writing by the Administrative Agent.

“Change of Control”: (a) an event or series of related events by which (i) any “person” or “group” (as such terms are defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have “beneficial ownership” of all shares that any such Person has the right to acquire without condition, other than passage of time, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the then outstanding Voting Stock of the Company or (ii) the Company consolidates with or merges into another corporation or conveys, transfers or leases all or substantially all of its properties and assets (determined on a consolidated basis for the Company and its Subsidiaries taken as a whole) to any Person or (b) the occurrence of a “Fundamental Change” (or similar event, however denominated) as defined in the Convertible Notes Documents.

“Charges”: as defined in subsection 11.18.

“Class”: when used in reference to any Loan, refers to whether the rate of interest on such Loan is determined by reference to the ABR or the Adjusted Eurocurrency Rate.

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Collateral”: any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

“Collateral Agreement”: the Guarantee and Collateral Agreement dated as of December 1, 2010, among the Company, the Additional Borrower, the other Loan Parties and the Administrative Agent, as amended from time to time and together with all supplements thereto.

“Collateral and Guarantee Requirement”: at any time, the requirement that:

(a) the Administrative Agent shall have received:

(i) from the Company and each Domestic Subsidiary that is not a Dormant Subsidiary,

(A) a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Person or, in the case of any Person that becomes a Domestic Subsidiary that is not a Dormant Subsidiary after the Effective Date, a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Person; and

(B) (1) counterparts of a Mortgage with respect to each Mortgaged Property owned by the Company or such Domestic Subsidiary, duly executed and delivered by the record owner of such Mortgaged Property, (2) a marked, signed commitment or pro forma followed by a signed policy of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid and enforceable first Lien on the Mortgaged Property described therein, free of any other Liens except as permitted by subsection 8.3, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request, (3) if any Mortgaged Property is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, evidence of such flood insurance as may be required under applicable law, including Regulation H of the Board, and (4) such surveys, abstracts, appraisals, legal opinions and other documents as the Administrative Agent may reasonably request with respect to any such Mortgage or Mortgaged Property;

(ii) from each Designated Foreign Subsidiary that is not an Excluded Subsidiary, a counterpart of (A) the Collateral Agreement or, in the case of any Person that becomes a Designated Foreign Subsidiary that is not an Excluded Subsidiary after the Effective Date, a supplement to the Collateral Agreement in the form specified therein, in each case duly executed and delivered on behalf of such Person and (B) one or more additional Collateral Documents reasonably acceptable to the Administrative Agent necessary under the laws of the jurisdiction of such Designated Foreign Subsidiary to create and perfect the security interests, and to secure the obligations required to be secured, in accordance with the Collateral Agreement, which additional Collateral Documents, in the case of any future Designated Foreign Subsidiary organized in Germany that is not an Excluded Subsidiary, will be comparable to those entered into on the Effective Date by the other Designated Foreign Subsidiaries organized in Germany; and

(iii) documents and opinions of the type referred to in paragraphs (b) and (e) of subsection 6.1 with respect to each such Domestic Subsidiary and Designated Foreign Subsidiary, all in form and substance reasonably satisfactory to the Administrative Agent and addressing such other customary matters as the Administrative Agent may reasonably request;

(b) the Administrative Agent shall have received, to the extent required by the Collateral Agreement or any other Collateral Document, certificates or other instruments representing all Capital Stock in any Subsidiary owned by or on behalf of any Loan Party, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;

(c) (i) all Indebtedness of the Company and each other Subsidiary owing to any Loan Party shall be evidenced by a promissory note (which may be a global intercompany note) and (ii) all such Indebtedness described under clause (i), and all Indebtedness of any other Person in a principal amount of $5,000,000 or more owing to any Loan Party that is evidenced by a promissory note of which a Responsible Officer is aware, shall have been pledged pursuant to the Collateral Documents to the Administrative Agent, and the Administrative Agent shall receive any promissory notes in respect thereof, together with undated instruments of transfer with respect thereto endorsed in blank, to the extent required by the Collateral Agreement or any other Collateral Document;

(d) except as provided in clauses (i) and (ii) of Section 4.03(d) of the Collateral Agreement, all documents and instruments, including Uniform Commercial Code financing statements, as are necessary or appropriate, in the Administrative Agent’s reasonable discretion, to create or perfect the Liens intended to be created by the Collateral Documents shall have been filed, registered or recorded, to the extent the applicable Loan Party is required to do so, or delivered to the Administrative Agent for filing, registration or recording; and

(e) to the extent reasonably requested by the Administrative Agent, each Loan Party shall have used commercially reasonable efforts to obtain all consents and approvals required to be obtained by it in connection with the execution and delivery of the Collateral Agreement and all Collateral Documents to which it is a party, the performance of its obligations under the Collateral Agreement and such Collateral Documents and the granting by it of the Liens under such Collateral Documents.

The foregoing definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets of the Loan Parties if and for so long as the Administrative Agent, in consultation with the Company, determines that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such title insurance, legal opinions or other deliverables in respect of such assets, shall be excessive in view of the benefits to be obtained by the Lenders therefrom. The Administrative Agent may grant extensions of time for the creation and perfection of security interests in or the obtaining of legal opinions or other deliverables with respect to particular assets or the provision of any guarantee by any Subsidiary (including extensions beyond the Effective Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Collateral Documents.

“Collateral Documents”: the Collateral Agreement, the Foreign Pledge Agreements, the IP Security Agreements, the Mortgages and each other agreement, instrument or document executed and delivered by any Loan Party to guarantee or secure any of the Secured Obligations.

“Commercial Letter of Credit”: as defined in subsection 3.1(b).

“Commitment”: as to any Lender, the obligation of such Lender to make and/or acquire participating interests in Loans and issue and/or acquire participating interests in Letters of Credit hereunder in an aggregate Dollar Equivalent Amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule I, as such amount may be changed from time to time in accordance with the provisions of this Agreement.

“Commitment Increase Notice”: as defined in subsection 2.10(a).

“Commitment Percentage”: as to any Lender at any time, the percentage which such Lender’s Commitment then constitutes of the aggregate Commitments, provided that in the case of subsection 2.14 when a Defaulting Lender shall exist, “Commitment Percentage” shall mean the percentage of the aggregate Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. At any time after the Commitments shall have expired or terminated, “Commitment Percentage” shall be determined based upon the Commitment most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Commitment Period”: the period from and including the Effective Date to but not including the Termination Date or such earlier date on which the Commitments shall terminate as provided herein.

“Commonly Controlled Entity”: any entity (whether or not incorporated) that, together with the Company is treated as a single employer under Section 414(b) or (c) of the Code or, for purposes of Section 412 of the Code and Section 302 of ERISA, Section 414 of the Code.

“Company Obligations”: the unpaid principal of and interest on the Loans made to the Company, all Reimbursement Obligations in respect of Letters of Credit owing (a) to any Issuing Bank for which such Issuing Bank shall not have been reimbursed by Lenders or (b) to any Lender in respect of participations acquired by such Lender in such Reimbursement Obligations, and all other financial liabilities of the Company to the Administrative Agent, any Issuing Bank (other than in respect of Reimbursement Obligations reimbursed by Lenders) or any Lender (including, without limitation, interest accruing at the then-applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the other Loan Documents, the Loans made to the Company, the Letters of Credit, or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Administrative Agent, any Issuing Bank or any Lender) or otherwise.

“Company Percentage”: as of the Effective Date, with respect to the Company, 66 2/3%; provided, that upon written notice by the Borrowers to the Administrative Agent, such percentage (a) may be increased and/or decreased from time to time and at any time by the Borrowers, and (b) as of the effective date for any such increase or decrease specified by the Borrowers in the applicable notice thereof, shall be the percentage so specified.

“Consolidated Cash Interest Expense”: for any period, the excess of (a) the sum, without duplication, of (i) the interest expense (including imputed interest expense in respect of Capital Lease Obligations), net of interest income, of the Company and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, (ii) any interest or other financing costs becoming payable in cash during such period in respect of Indebtedness of the Company or its consolidated Subsidiaries to the extent such interest or other financing costs shall have been capitalized rather than included in interest expense for such period in accordance with GAAP and (iii) any cash payments made during such period in respect of obligations referred to in clause (b)(ii) below that were amortized or accrued in a previous period and (iv) any cash dividends paid during such period in respect of Disqualified Stock in the Company minus (b) the sum of (i) to the extent included in interest expense for such period, noncash amounts attributable to amortization or write-off of capitalized interest or other financing costs paid in a previous period and (ii) to the extent included in interest expense for such period, noncash interest expense, noncash amounts attributable to amortization of debt discounts or accrued interest payable in kind for such period.

“Consolidated EBITDA”: for any period, Consolidated Net Income for such period, plus, to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) taxes, (b) interest, (c) amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (d) depreciation and amortization, (e) amortization of intangibles (including but not limited to goodwill) and organization costs, (f) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on Dispositions outside the ordinary course of business), provided that cash expenses or losses added pursuant to this clause (f) shall be limited to an aggregate amount not to exceed $35,000,000 for any period of four consecutive fiscal quarters and (g) any other non-cash charges (excluding any non-cash charge that will result in a cash expenditure in a future period), minus, to the extent included in determining Consolidated Net Income for such period, (i) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of Consolidated Net Income for such period, gains on Dispositions outside of the ordinary course of business) and (ii) any other non-cash items of income for such period (excluding any non-cash items of income in respect of which cash will be received in a future period). For purposes of calculating Consolidated EBITDA for any period in order to determine the Total Leverage Ratio or the Senior Leverage Ratio, if during such period the Company or any Subsidiary shall have consummated a Material Acquisition or a Material Disposition, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto in accordance with subsection 1.2(e).

“Consolidated Net Income”: for any period, the net income of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, provided that there shall be excluded (a) the income of any Person that is not a consolidated Subsidiary except to the extent of the amount of cash dividends or similar cash distributions actually paid by such Person to the Company, the Additional Borrower or, subject to clauses (b) and (c) below, any other consolidated Subsidiary during such period, (b) the income of, and any amounts referred to in clause (a) above paid to, any consolidated Subsidiary (other than the Additional Borrower or any other Subsidiary Loan Party) to the extent that, on the date of determination, the declaration or payment of cash dividends or similar cash distributions by such Subsidiary is not permitted without any prior approval of any Governmental Authority that has not been obtained or is not permitted by the operation of the terms of the organizational documents of such Subsidiary, any agreement or other instrument binding upon the Company or any Subsidiary or any law applicable to the Company or any Subsidiary, unless such restrictions with respect to the payment of cash dividends and other similar cash distributions has been legally and effectively waived, and (c) the income or loss of, and any amounts referred to in clause (a) above paid to, any consolidated Subsidiary that is not a Wholly Owned Subsidiary of the Company to the extent such income or loss or such amounts are attributable to the noncontrolling interest in such consolidated Subsidiary.

“Consolidated Senior Debt”: at any date, (a) the amount of Consolidated Total Debt minus (b) the amount of Consolidated Total Debt consisting of Subordinated Debt.

“Consolidated Total Assets”: at any date, the total book value of the assets of the Company, the Additional Borrower and the other Subsidiaries as reflected on a balance sheet prepared on a consolidated basis in accordance with GAAP, calculated as of the end of the fiscal quarter of the Company for which consolidated financial statements have theretofore been most recently delivered pursuant to subsection 7.1(a) or (b), as applicable.

“Consolidated Total Debt”: at any date, without duplication, the sum of the following, determined on a consolidated basis with respect to the Company and its Subsidiaries: (a) all obligations for borrowed money (it being understood that outstanding letters of credit shall not constitute obligations for borrowed money unless such letters of credit have been drawn on by the beneficiary thereof and the resulting reimbursement obligations have not been paid), (b) all Capital Lease Obligations, (c) all obligations under conditional sale or other title retention agreements relating to property acquired by such Person (excluding trade accounts payable incurred in the ordinary course of business), (d) all obligations of such Person in respect of the deferred purchase price of property or services (including payments in respect of noncompetition agreements or other arrangements representing acquisition consideration, in each case entered into in connection with an acquisition, but excluding (i) accounts payable incurred in the ordinary course of business, (ii) deferred compensation payable to directors, officers or employees of the Company, the Additional Borrower or any other Subsidiary and (iii) any purchase price adjustment, earnout or deferred payment of a similar nature incurred in connection with an acquisition, except to the extent that the amount payable pursuant to such purchase price adjustment, earnout or deferred payment obligation is, or becomes, determinable), (e) all obligations in respect of Securitization Transactions, (f) all Guarantee Obligations of the Company or any Subsidiary with respect to obligations of other Persons of any type described in the foregoing clauses (a) through (e) and (g) all obligations of other Persons of any type described in the foregoing clauses (a) through (f) secured by any Lien on property of the Company or any Subsidiary; provided that the amount of Consolidated Total Debt represented by any such obligations under this clause (g) at any time shall be the lesser of (i) the fair market value (determined by the Company in good faith) of such property at such time and (ii) the amount of such obligations.

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Convertible Notes”: the 1.25% Convertible Senior Notes due 2012, issued by the Company on October 23, 2007, and the Indebtedness represented thereby.

“Convertible Notes Documents”: the Convertible Notes Indenture and all other instruments, agreements and other documents evidencing or governing the Convertible Notes or providing for any Guarantee Obligations or other right in respect thereof.

“Convertible Notes Indenture”: the Indenture dated as of October 23, 2007, between the Company, as issuer, and Wells Fargo Bank, National Association, as trustee, under which the Convertible Notes are issued, as amended, supplemented or otherwise modified from time to time in compliance with this Agreement.

“Credit Party”: the Administrative Agent, any Issuing Bank or any other Lender.

“Credit Re-Allocation Date”: as defined in subsection 2.10(d).

“Currencies”: the collective reference to Dollars and the Available Foreign Currencies.

“Danish Kroner”: the lawful currency of Denmark.

“Default”: any event or condition that upon notice, the lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender”: any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular Default, if any) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular Default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event.

“Designated Foreign Subsidiary”: the Additional Borrower and each Subsidiary organized under the laws of Germany.

“Disposition”: as defined in subsection 8.5.

“Disqualified Stock”: Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition: (a) requires the payment of any dividends or distributions (other than dividends or distributions payable solely in shares of Capital Stock that do not constitute Disqualified Stock) prior to the date that is 180 days after the Termination Date or (b) matures or is mandatorily redeemable or subject to mandatory repurchase or redemption or repurchase at the option of the holders thereof, in whole or in part and whether upon the occurrence of any event, pursuant to a sinking fund obligation, on a fixed date or otherwise, or is convertible or exchangeable at the option of the holder thereof for Indebtedness or Capital Stock (other than Capital Stock that does not constitute Disqualified Stock), in each case prior to the date that is 180 days after the Termination Date; provided, however, that Capital Stock that would not constitute Disqualified Stock but for terms thereof giving holders thereof the right to require the issuer thereof to redeem or purchase such Capital Stock upon the occurrence of an “event of default”, an “asset sale” or a “change of control” shall not constitute Disqualified Stock if any such requirement becomes operative only after repayment in full of all the Obligations (other than contingent indemnification obligations for which no claim has been made), the cancellation or expiration of all Letters of Credit and the termination of the Commitments.

“Dollar Equivalent Amount”: with respect to the amount of any Available Foreign Currency on any date, the equivalent amount in Dollars of such amount of Available Foreign Currency, as determined by the Administrative Agent on such date using the Exchange Rate.

“Dollars” and “$”: dollars in lawful currency of the United States of America.

“Domestic Loan Party”: the Company or any other Loan Party that is a Domestic Subsidiary.

“Domestic Subsidiary”: any Subsidiary that is not (a) a Foreign Subsidiary, (b) a Qualified CFC Holding Company (as defined in the Collateral Agreement), or (c) Harman KG Holding, LLC.

“Dormant Subsidiary”: any Subsidiary that engages in no business or operations and owns substantially no assets.

“Effective Date”: the date on which the conditions precedent set forth in subsection 6.1 shall be satisfied, which date is December 1, 2010.

“EMU”: Economic and Monetary Union as contemplated in the Treaty on European Union.

“EMU Legislation”: the legislative measures of the European Council (including European Council regulations) for the introduction of, changeover to or operation of a single or unified European currency (whether known as the euro or otherwise), being in part the implementation of the third stage of EMU.

“Environmental Laws”: any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, judgments, orders, decrees, enforceable requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect, in each case that is applicable to the Company or any of its Subsidiaries.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.

“euro”: the single currency of Participating Member States of the European Union in accordance with the EMU Legislation.

“Eurocurrency Borrowing”: the collective reference to Eurocurrency Loans, in any Currency, the then-current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Eurocurrency Loan”: any Loan bearing interest based upon a Eurocurrency Rate.

“Eurocurrency Rate”: in respect of each Currency, the rate determined as the Eurocurrency Rate for such Currency in the manner set forth in the Administrative Schedule.

“Event of Default”: any of the events specified in Section 9, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Exchange Rate”: with respect to any Available Foreign Currency on any date, the rate at which such Available Foreign Currency may be exchanged into Dollars, as set forth on such date on the applicable Reuters currency page with respect to such currency at or about 11:00 A.M. London time on such date. In the event that such rate does not appear on the applicable Reuters currency page, the “Exchange Rate” with respect to such Available Foreign Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Company or, in the absence of such agreement, such “Exchange Rate” shall instead be the Administrative Agent’s spot rate of exchange in the London interbank market or other market where its foreign currency exchange operations in respect of such Available Foreign Currency are then being conducted, at or about 10:00 A.M., local time, at such date for the purchase of Dollars with such Available Foreign Currency, for delivery two Business Days later; provided, that if at the time of any such determination, no such spot rate can reasonably be quoted, the Administrative Agent may in consultation with the Company use any reasonable method as it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Subsidiary”: any Designated Foreign Subsidiary (a) that is prohibited by applicable law from guaranteeing the Obligations, (b) that is an Immaterial Subsidiary or (c) with respect to which the Administrative Agent, in consultation with the Company, has determined that the cost of providing a guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom.

“Excluded Taxes”: with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of a Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which a Borrower is located and (c) in the case of any Lender, any withholding tax imposed on amounts payable to such Lender pursuant to any law in effect (including FATCA) on the date such Lender becomes a party hereto (or designates a new lending office) or is attributable to such Lender’s failure or inability to comply with subsection 4.5(b) except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from a Borrower with respect to such withholding tax pursuant to subsection 4.5(a), in the case of each of (a), (b) and (c), together with any interest, additions to tax and penalties applicable thereto.

“Existing Credit Agreement”: the Second Amended and Restated Multi-Currency, Multi-Option Credit Agreement, dated as of March 31, 2009, as amended by the First Amendment dated as of June 9, 2009 and the Second Amendment dated as of May 5, 2010, among the Company, the Additional Borrower, the several banks and other financial institutions from time to time parties thereto, HSBC Bank USA, National Association, Bayerische Hypo - und Vereinsbank AG, New York Branch and Bank of Tokyo-Mitsubishi Trust Company, as syndication agents, J.P. Morgan Securities Inc., as arranger, and JPMorgan Chase Bank, N.A., as administrative agent.

“Exposure”: at any date, the aggregate Dollar Equivalent Amount of (a) all Loans then outstanding and (b) the aggregate amount of the L/C Obligations then outstanding.

“Extensions of Credit”: the collective reference to Loans made and Letters of Credit issued under this Agreement.

“Facility Fee Rate”: for any day, with respect to any Commitment, the applicable rate per annum set forth below, based upon the Total Leverage Ratio as of the end of the fiscal quarter of the Company for which consolidated financial statements have theretofore been most recently delivered pursuant to subsection 7.1(a) or (b), as applicable; provided that, until the date of the delivery of the consolidated financial statements pursuant to subsection 7.1(b) as of and for the fiscal quarter ended March 31, 2011, the Facility Fee Rate shall be based on the rates per annum set forth in Category 2:

Total Leverage Ratio:	Facility Fee

Category 1 Less than 1.25 to 1.00.	0.375%
Category 2 Greater than or equal to 1.25 to 1.00 and less than 2.25 to 1.00.	0.45%
Category 3 Greater than or equal to 2.25 to 1.00 and less than 3.25 to 1.00.	0.50%
Category 4 Greater than or equal to 3.25 to 1.00.	0.625%

For purposes of the foregoing, each change in the Facility Fee Rate resulting from a change in the Total Leverage Ratio shall be effective during the period commencing on and including the Business Day following the date of delivery to the Administrative Agent pursuant to subsection 7.1(a) or 7.1(b) of the consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change.

Notwithstanding the foregoing, the Facility Fee Rate shall be based on the rates per annum set forth in Category 4 (a) at any time that an Event of Default has occurred and is continuing or (b) if the Company fails to deliver the consolidated financial statements required to be delivered pursuant to subsection 7.1(a) or 7.1(b) or any certificate required to be delivered pursuant to subsection 7.2, in each case within the time periods specified herein for such delivery, during the period commencing on and including the day of the occurrence of a Default resulting from such failure and until the delivery thereof.

“FATCA”: Sections 1471 through 1474 of the Code, as of the date hereof and any United States Treasury Regulations and official interpretations thereof issued after the date hereof.

“Federal Funds Effective Rate”: for any day, the rate of interest per annum (rounded upwards, if necessary, to the next  1/100 of 1%) of the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next  1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter”: the letter agreement, dated October 7, 2010, among the Company, the Additional Borrower, J.P. Morgan Securities LLC and JPMorgan Chase Bank, N.A.

“Foreign Loan Party”: the Additional Borrower or any other Loan Party that is a Foreign Subsidiary.

“Foreign Pledge Agreement”: a pledge or charge agreement with respect to Capital Stock in a Foreign Subsidiary in form and substance reasonably satisfactory to the Administrative Agent, as amended, supplemented or otherwise modified from time to time.

“Foreign Subsidiary”: (a) any Subsidiary that is not incorporated, formed or organized under the laws of the United States of America, any State thereof, the District of Columbia or any of the territories or possessions of the United States of America or any political subdivision thereof and (b) any Subsidiary of any Subsidiary described in the foregoing clause (a).

“Funding Office”: for each Currency, the Funding Office set forth in respect thereof in the Administrative Schedule.

“Funding Time”: for each Currency, the Funding Time set forth in respect thereof in the Administrative Schedule.

“GAAP”: generally accepted accounting principles in the United States of America in effect from time to time.

“Governmental Authority”: any nation or government, any state or other political subdivision thereof and any entity exercising applicable executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantee Obligation”: as to any Person, any obligation, contingent or otherwise of such Person guaranteeing any Indebtedness of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, and including, without limitation, any obligation of the guaranteeing Person (a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor so as to enable such primary obligor to pay such Indebtedness, (c) to purchase property, securities or services for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (d) otherwise to protect the owner of any such Indebtedness against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include (A) any liability by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business, (B) indemnification obligations of the Company or any of its Subsidiaries entered into in the ordinary course of business or (C) obligations of the Company or any of its Subsidiaries under arrangements entered into in the ordinary course of business whereby the Company or such Subsidiary sells goods or inventory to other Persons under agreements obligating the Company or such Subsidiary to repurchase such goods or inventory, at a price not exceeding the original sale price, upon the occurrence of certain specified events. The amount of any Guarantee Obligation of any guaranteeing Person at any time shall be deemed to be the lower of (x) an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made at such time and (y) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation at such time, unless such Indebtedness and such maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing Person’s maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith at such time; provided, however, that for purposes of this definition the liability of the guaranteeing Person with respect to any obligation as to which a third Person or Persons are jointly or jointly and severally liable as a guarantor or otherwise as contemplated hereby and have not defaulted on its or their portions thereof shall be only as to its pro rata portion of such obligation.

“Hedging Agreement”: any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, any similar transaction or any combination of the foregoing transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Hedging Agreement.

“Hong Kong Dollars”: the lawful currency of Hong Kong.

“Immaterial Subsidiary”: any Subsidiary for which (a) the consolidated total assets of such Subsidiary constitute less than or equal to $10,000,000 and, collectively with all Immaterial Subsidiaries, less than or equal to 5% of the consolidated total assets of the Company and (b) the consolidated revenues of such Subsidiary constitute less than or equal to 1% of the consolidated revenues of the Company and, collectively with all Immaterial Subsidiaries, less than or equal to 5% of the consolidated revenues of the Company, in each case as of the end of or for the most recent period of four consecutive fiscal quarters of the Company for which financial statements have been delivered pursuant to subsection 7.1(a) or (b).

“Indebtedness”: of any Person at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding trade accounts payable incurred in the ordinary course of business), (d) all obligations of such Person in respect of the deferred purchase price of property or services (including payments in respect of noncompetition agreements or other arrangements representing acquisition consideration, in each case entered into in connection with an acquisition, but excluding (i) accounts payable incurred and paid in the ordinary course of business, (ii) deferred compensation payable to directors, officers or employees of the Company, the Additional Borrower or any other Subsidiary and (iii) any purchase price adjustment, earnout or deferred payment of a similar nature incurred in connection with an acquisition, except to the extent that the amount payable pursuant to such purchase price adjustment, earnout or deferred payment obligation is, or becomes, determinable), (e) all Capital Lease Obligations of such Person, (f) the maximum aggregate amount of all letters of credit and letters of guaranty in respect of which such Person is an account party, (g) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (h) all Disqualified Stock in such Person, valued, as of the date of determination, at the greater of (i) the maximum aggregate amount that would be payable upon maturity, redemption, repayment or repurchase thereof (or of Disqualified Stock or Indebtedness into which such Disqualified Stock is convertible or exchangeable) and (ii) the maximum liquidation preference of such Disqualified Stock, (i) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person; provided that the amount of Indebtedness represented by any such obligations under this clause (i) at any time shall be the lesser of (A) the fair market value (determined by the Company in good faith) of such property at such time and (B) the amount of such Indebtedness, (j) all Guarantee Obligations of such Person of Indebtedness of others and (k) all obligations in respect of Securitization Transactions. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Information”: as defined in subsection 11.16.

“Insolvency”: with respect to any Multiemployer Plan, the condition that such plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent”: pertaining to a condition of Insolvency.

“Intellectual Property”: as defined in subsection 5.9.

“Interest Payment Date”: (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding, and the Termination Date, (b) as to any Eurocurrency Loan having an Interest Period of three months or less, the last day of such Interest Period and (c) as to any Eurocurrency Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

“Interest Period”: with respect to any Eurocurrency Loan:

(a) initially, the period commencing on the borrowing, continuation or conversion date, as the case may be, with respect to such Eurocurrency Loan and ending one, two, three or six (or, if agreed to by all Lenders, nine or twelve) months thereafter, as selected by the applicable Borrower of such Loan in its Notice of Borrowing, Notice of Continuation or Notice of Conversion, as the case may be, given with respect thereto; and

(b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurocurrency Loan and ending one, two, three or six (or, if agreed to by all Lenders, nine or twelve) months thereafter, as selected by the applicable Borrower of such Loan by a Notice of Continuation with respect thereto;

provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

(i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii) any Interest Period in respect of any Eurocurrency Loan that would otherwise extend beyond the Termination Date shall end on the Termination Date; and

(iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

“Investments” has the meaning specified in subsection 8.7.

“IP Security Agreements”: has the meaning assigned to such term in the Collateral Agreement.

“ISP”: the “International Standby Practices 1998” as published by the Institute of International Banking Law and Practice (or such later version thereof as may be in effect from time to time).

“Issuing Bank”: each Lender listed as an Issuing Bank in Schedule IV.

“Issuing Office”: in respect of each Issuing Bank, the Issuing Office set forth for such Issuing Bank in Schedule IV.

“Japanese Yen”: the lawful currency of Japan.

“JPMorgan Chase”: JPMorgan Chase Bank, N.A.

“Judgment Currency”: as defined in subsection 11.8(b).

“L/C Obligations”: at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit, (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to subsection 3.5(a) and (c) the face amount of each outstanding and accepted Time Draft.

“L/C Participant”: in respect of each Letter of Credit, each Lender (other than the Issuing Bank in respect of such Letter of Credit) in its capacity as the holder of a participating interest in such Letter of Credit.

“Letter of Credit”: as defined in subsection 3.1(a).

“Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), title defect, charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement).

“Liquidity Amount”: on any date, the sum of (a) the aggregate Dollar Equivalent Amount of the Unrestricted Cash held by the Company and the other Loan Parties as of such date plus (b) 50% of Availability as of such date.

“Loan”: a loan made pursuant to subsection 2.1(a).

“Loan Documents”: this Agreement, each Application, the Collateral Agreement and the other Collateral Documents.

“Loan Parties”: the Company, the Additional Borrower and each Subsidiary Loan Party.

“London Banking Day”: any day on which banks in London are open for general banking business, including dealings in foreign currency and exchange.

“Majority Lenders”: as of any date of determination, Lenders the Commitments of which represent more than 50% of the aggregate Commitments as of such date, or, if the Commitments have expired or terminated, Lenders the Exposure of which aggregates more than 50% of the aggregate Exposure as of such date.

“Mandatory Costs Rate”: has the meaning set forth in Schedule V.

“Material Acquisition”: any Acquisition for which the aggregate consideration therefor (including Indebtedness assumed in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) exceeds $50,000,000.

“Material Adverse Effect”: a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or (b) the validity or enforceability of this or any of the other Loan Documents or the material rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

“Material Disposition”: any Disposition for which the aggregate consideration therefor (including Indebtedness assumed by the transferee in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) exceeds $50,000,000.

“Material Indebtedness”: Indebtedness (other than Indebtedness under the Loan Documents), or, solely for purposes of clause (e) of Section 9, obligations in respect of one or more Hedging Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount of $50,000,000 or more. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Maximum Increase Amount”: on any date, an amount equal to (a) $150,000,000 minus (b) the aggregate principal amount of Commitments established pursuant to subsection 2.10 prior to such date.

“Maximum Rate”: as defined in subsection 11.18.

“Minimum Liquidity Amount”: on any date, the sum of (a) the aggregate principal amount of outstanding Convertible Notes as of such date plus (b) $100,000,000.

“Moody’s”: Moody’s Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating debt.

“Mortgage”: a mortgage, deed of trust, assignment of leases and rents or other Collateral Document granting a Lien on any Mortgaged Property of any Domestic Loan Party to secure the Secured Obligations, as amended, supplemented or otherwise modified from time to time. Each Mortgage shall be reasonably satisfactory in form and substance to the Administrative Agent.

“Mortgaged Property”: as set forth on Schedule 1.1.

“Multiemployer Plan”: a plan which is a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA.

“New Lender”: as defined in subsection 2.10(b).

“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Excluded Taxes”: as defined in subsection 4.5(a).

“Non-U.S. Lender”: as defined in subsection 4.5(b).

“Notice of Borrowing”: with respect to a Loan of in any Currency, a notice in substantially the form of Exhibit B hereto from the applicable Borrower of such Loan in respect of such Loan, containing the information in respect of such Loan and delivered to the Person, in the manner and by the time specified for a Notice of Borrowing in respect of Loans of such Currency in the Administrative Schedule.

“Notice of Continuation”: with respect to a Loan in any Currency, a notice in substantially the form of Exhibit C hereto from the applicable Borrower of such Loan in respect of such Loan, containing the information in respect of such Loan and delivered to the Person, in the manner and by the time specified for a Notice of Continuation in respect of such Currency in the Administrative Schedule.

“Notice of Conversion”: with respect to a Loan in Dollars which the applicable Borrower of such Loan wishes to convert from a Eurocurrency Loan to an ABR Loan, or from an ABR Loan to a Eurocurrency Loan, as the case may be, a notice in substantially the form of Exhibit C hereto from the applicable Borrower of such Loan setting forth the amount of such Loan to be converted, the date of such conversion (which, in the case of conversions of Eurocurrency Loans to ABR Loans, shall be the last day of an Interest Period applicable to such Eurocurrency Loans) and, in the case of conversions of ABR Loans to Eurocurrency Loans, the length of the initial Interest Period applicable thereto. Each Notice of Conversion shall be delivered to the Administrative Agent at its address set forth in subsection 11.2 and shall be delivered before 11:00 A.M., New York City time, one Business Day before the requested conversion in the case of conversions to ABR Loans, and before 11:00 A.M., New York City time, three Business Days before the requested conversion in the case of conversions to Eurocurrency Loans.

“Obligations”: the Company Obligations and the Additional Borrower Obligations.

“Offered Increase Amount”: as defined in subsection 2.10(a).

“Other Connection Taxes”: with respect to any Lender, taxes imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such taxes

(other than a connection arising from such Lender having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, this Agreement, or sold or assigned an interest in this Agreement).

“Parent”: with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Participant”: as defined in subsection 11.6(b).

“Participating Member States”: each country that adopts or has adopted the euro as its currency in accordance with EMU Legislation.

“Payment Office”: for each Currency, the Payment Office set forth in respect thereof in the Administrative Schedule.

“Payment Time”: for each Currency, the Payment Time set forth in respect thereof in the Administrative Schedule.

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

“Perfection Certificate”: as defined in the Collateral Agreement.

“Permitted Business Acquisition”: any Acquisition meeting the following requirements: (a) no Default or Event of Default shall have occurred and be continuing after giving pro forma effect to such Acquisition and any related incurrence of Indebtedness, (b) such Acquisition shall be consummated in accordance with applicable laws, (c) 50% of the outstanding Capital Stock or other ownership interests of any acquired or newly formed Person must be owned directly by the Company or a Subsidiary and such Person shall become a Subsidiary, (d) the aggregate consideration paid therefor, together with the aggregate consideration paid for any other such purchase or acquisition consummated after the Effective Date in reliance on subsection 8.7(d) (including, in each case, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) shall not exceed $50,000,000 in any fiscal year of the Company; provided that the limitation set forth in this clause (d) shall not apply to any Acquisition if, at the time of and after giving pro forma effect to such Acquisition and any related incurrence of Indebtedness, the Senior Leverage Ratio would be less than 2.75 to 1.0 and (e) the Company shall be in compliance, on a pro forma basis, with the financial covenants contained in clauses (a), (b) and (c) of subsection 8.1 recomputed as at the last day of the most recently ended fiscal quarter of the Company, and the Company shall have delivered to the Administrative Agent an officer’s certificate to such effect.

“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”: at a particular time, any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA sponsored, maintained or contributed to by the Company or a Commonly Controlled Entity.

“Pounds Sterling”: British Pounds Sterling, the lawful currency of the United Kingdom.

“Prepayable Indebtedness”: any Indebtedness of the Company and its Subsidiaries, other than Indebtedness consisting of (a) the Convertible Notes, (b) Indebtedness subordinated in right of payment to the Loan Document Obligations and (c) Indebtedness existing or incurred pursuant to clause (i), (p) or (s) of subsection 8.2.

“Prime Rate”: the rate of interest per annum publicly announced from time to time by JPMorgan Chase as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Properties”: as defined in subsection 5.17(a).

“Quotation Day”: in respect of (a) the determination of the Eurocurrency Rate for any Interest Period for Loans in Dollars or in any Available Foreign Currency (other than the euro or the Pound Sterling), the day which is (i) at least two London Banking Days prior to the first day of such Interest Period and (ii) a day on which banks are open for general banking business in the city which is the principal financial center of the country of such Available Foreign Currency; (b) any Interest Period for the euro, the day which is two Target Operating Days prior to the first day of such Interest Period; and (c) any Interest Period for Pounds Sterling, the first day of such Interest Period.

“Register”: as defined in subsection 11.6(d).

“Regulation U”: Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Reimbursement Obligation”: in respect of each Letter of Credit, the obligation of the account party thereunder to reimburse the Issuing Bank for all drawings made thereunder in accordance with Section 4 and the Application related to such Letter of Credit.

“Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Reportable Event”: any of the events set forth in Section 4043 of ERISA or in the regulations thereunder with regard to a Plan (excluding those events as to which the thirty (30) day notice period is waived).

“Requirement of Law”: as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any material law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer”: the chief executive officer, the president, or the chief financial officer of the Company or the Additional Borrower, as the context may require. Notwithstanding the foregoing, for purposes of subsections 5.17 and 7.7(a), the term “Responsible Officer” shall include, in addition to each of the foregoing officers, the controller, the treasurer and the general counsel and any assistant general counsel of the Company.

“Restricted Payments”: has the meaning specified in subsection 8.6.

“S&P”: Standard and Poor’s, a division of The McGraw-Hill Companies, Inc. or any successor or assignee of the business of such division in the business of rating debt.

“Sale and Lease-Back Transaction”: as defined in subsection 8.9.

“Schedule Amendment”: each Schedule Amendment, substantially in the form of Exhibit A hereto, executed and delivered pursuant to subsection 11.1.

“Secured Obligations”: has the meaning set forth in the Collateral Agreement.

“Secured Parties”: has the meaning set forth in the Collateral Agreement.

“Securitization Transaction”: any transfer by a Subsidiary which is not a Loan Party of accounts receivable or interests therein (a) to a trust, partnership, corporation, limited liability company or other entity, which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or successor transferee of Indebtedness or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such accounts receivable or interests therein, or (b) directly to one or more investors or other purchasers. The “amount” or “principal amount” of any Securitization Transaction shall be deemed at any time to be the aggregate principal or stated amount of the Indebtedness or other securities referred to in the first sentence of this definition or, if there shall be no such principal or stated amount, the uncollected amount of the accounts receivable or interests therein transferred pursuant to such Securitization Transaction, net of any such accounts receivables or interests therein that have been written off as uncollectible.

“Senior Leverage Ratio”: on any date, the ratio of (a) Consolidated Senior Debt as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company most recently ended on or prior to such date.

“Singapore Dollars”: the lawful currency of Singapore.

“Springing Liquidity Amount”: on any date, the sum of (a) the aggregate Dollar Equivalent Amount of the Unrestricted Cash held by the Company and the other Loan Parties as of such date plus (b) 100% of Availability as of such date.

“Standby Letter of Credit”: as defined in subsection 3.1(b).

“Statutory Reserve Rate”: a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted Eurocurrency Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Debt”: any unsecured Indebtedness of the Company or any other Loan Party (i) no part of the principal of which is required to be paid (whether by way of mandatory sinking fund, mandatory redemption or mandatory prepayment or otherwise) prior to the 180th day following the Termination Date (except upon the occurrence of an event of default, change of control, asset sale (provided that, in the case of asset sales, any such requirement becomes operative only after repayment in full of all the Obligations (other than contingent indemnification obligations for which no claim has been made), or event similar to any of the foregoing), (ii) that does not have the benefit of any Guarantee Obligation of the Company or any Subsidiary unless (A) if such Guarantee Obligation is incurred by a Subsidiary, such Subsidiary is a Domestic Subsidiary and a Subsidiary Loan Party, (B) such Guarantee Obligation is subordinated to the corresponding Guarantee Obligations of such Subsidiary under the Collateral Agreement on terms no less favorable to the Lenders than those on which the obligations of the Company in respect of such Indebtedness are subordinated to the Obligations of the Company and (C) the terms of such Guarantee Obligation provide for the release and termination thereof, without action by any party, upon any release and termination of the corresponding Guarantee Obligation in respect of the Obligations in connection with the enforcement or exercise of any rights or remedies of the Secured Parties, (iii) that is subject to subordination provisions which, insofar as they relate to the Obligations, are otherwise reasonably determined by the Company to be customary at the time of issuance for publicly offered subordinated Indebtedness (which shall include, without limitation, terms providing (A) that no payments of interest will be made during the continuance of any Default in the payment of the principal of or interest on the Obligations and (B) that payments of interest on such Indebtedness will be suspended for a period of at least 180 days during the continuance of other Events of Default upon notice given by the Administrative Agent on behalf of the Lenders) and (iv) the terms of which do not include any financial maintenance covenants.

“Subsidiary”: as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

“Subsidiary Loan Party”: each Subsidiary that is, or is required under the terms of this Agreement to become, a party to any Collateral Document. Unless the context requires otherwise, the term “Subsidiary Loan Party” shall include the Additional Borrower.

“Swedish Krona”: the lawful currency of Sweden.

“Swiss Francs”: the lawful currency of Switzerland.

“Target Operating Day”: any day that is not (a) a Saturday or Sunday, (b) Christmas Day or New Year’s Day or (c) any other day on which the Trans-European Real-time Gross Settlement Operating System (or any successor settlement system) is not operating (as determined by the Administrative Agent).

“Termination Date”: December 1, 2015.

“Time Draft”: as defined in subsection 3.9.

“Total Leverage Ratio”: on any date, the ratio of (a) Consolidated Total Debt as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company most recently ended on or prior to such date.

“Transferee”: as defined in subsection 11.6(f).

“Treaty on European Union”: the Treaty of Rome of March 25, 1957, as amended by the Single European Act of 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992 and came into effect on November 1, 1993), as amended from time to time.

“Uniform Customs”: the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended, supplemented or otherwise modified from time to time.

“Unrestricted Cash”: as of any date, unrestricted cash and Cash Equivalents owned by the Company, the Additional Borrower and the other Loan Parties as would be reflected on a balance sheet prepared on a consolidated basis in accordance with GAAP as of such date and not controlled by or subject to any Lien in favor of any creditor (other than Liens created under the Loan Documents and Liens permitted under clause (o) of subsection 8.3).

“USA PATRIOT Act”: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“Value”: with respect to any Sale and Lease-Back Transaction, as of any particular time, an amount equal to (a) the fair market value of such property at the time of entering into such Sale and Lease-Back Transaction, as determined in good faith by the Company, (b) divided first by the number of full years of the term of the lease relating to such Sale and Lease-Back Transaction, and (c) then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.

“Voting Stock”: stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of the Company (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Wholly Owned Subsidiary”: with respect to any Person, a Subsidiary of such Person, all of the Capital Stock of which (other than directors’ qualifying shares or nominee or other similar shares that are required to be held by other Persons under applicable law) are owned, beneficially and of record, by such Person, another Wholly Owned Subsidiary of such Person or any combination thereof.

1.2. Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

(b) As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Company and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP (but without giving effect to any election under Statement of Financial Accounting Standards 159 to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein).

(c) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified. References to Schedules to this Agreement are references to such Schedules as the same may from time to time be amended or otherwise modified in accordance with the terms hereof.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e) All pro forma computations required to be made hereunder giving effect to any Acquisition or other transaction shall be calculated after giving pro forma effect thereto (and, in the case of any pro forma computations made hereunder to determine whether such Acquisition or other transaction is permitted to be consummated hereunder, to any other such transaction consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation) as if such transaction had occurred on the first day of the period of four consecutive fiscal quarters ending with the most recent fiscal quarter for which financial statements shall have been delivered pursuant to subsection 7.1(a) or 7.1(b), and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of and any related incurrence or reduction of Indebtedness, and may also reflect (i) any projected synergies or similar benefits expected to be realized as a result of such event to the extent such synergies or similar benefits would be permitted to be reflected in financial statements prepared in compliance with Article 11 of Regulation S-X under the Securities Act and (ii) any other demonstrable cost-savings and other adjustments not included in the foregoing clause (i) that are reasonably anticipated by the

Company to be achieved in connection with any such event within the 12-month period following the consummation of such event, which the Company determines are reasonable and as set forth in a certificate of a Financial Officer; provided that the aggregate additions to Consolidated EBITDA for any such period of four consecutive fiscal quarters pursuant to this clause (ii) shall not exceed $25,000,000. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Agreement applicable to such Indebtedness if such Hedging Agreement has a remaining term in excess of 12 months).

(f) Any reference herein to an extension, renewal, refinancing, refunding, restructuring or replacement of any Indebtedness or Lien shall be deemed to include successive extensions, renewals, refinancings, refundings, restucturings or replacements of such Indebtedness or Lien.

1.3. Classification of Loans. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Eurocurrency Loan”).

SECTION 2

THE LOANS

2.1. Loans. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make loans on a revolving credit basis (“Loans”) to each Borrower from time to time during the Commitment Period; provided, that no Loan shall be made if, after giving effect to the making of such Loan and the simultaneous application of the proceeds thereof, the amount of the Exposure would exceed the aggregate amount of the Commitments. During the Commitment Period each Borrower may use the Commitments by borrowing, prepaying the Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

(b) The Loans may be made in Dollars or any Available Foreign Currency and may from time to time be (i) Eurocurrency Loans, (ii) in the case of Loans in Dollars only, ABR Loans or (iii) a combination thereof, as determined by the applicable Borrower thereof and set forth in the Notice of Borrowing or Notice of Conversion with respect thereto; provided, that no Eurocurrency Loan shall be made after the day that is one month prior to the Termination Date.

2.2. Procedure for Loan Borrowing. Each Borrower may request the Lenders to make Loans to such Borrower on any Business Day during the Commitment Period by delivering a Notice of Borrowing. Each borrowing of Loans shall be in an amount equal to (a) in the case of ABR Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate undrawn amount of the Commitments is less than $1,000,000, such lesser amount) and (b) in the case of Eurocurrency Loans, (i) if in Dollars, $2,000,000 or increments of $500,000 thereafter and (ii) if in any Available Foreign Currency, an amount in such Available Foreign Currency of which the Dollar Equivalent Amount is at least $2,000,000. Upon receipt of any such Notice of Borrowing from a Borrower, the Administrative Agent shall promptly notify each Lender thereof. Subject to the terms and conditions hereof, each Lender will make the amount of its pro rata share of each such borrowing available to the Administrative Agent for the account of the applicable

Borrower requesting such Loan at the Funding Office, and at or prior to the Funding Time, for the Currency of such Loan in funds immediately available to the Administrative Agent; provided, that each Lender has the option of making any portion of each such borrowing available to the Administrative Agent through a branch or affiliate of such Lender. Such borrowing will then be made available to the applicable Borrower requesting such Loan at the Funding Office, in like funds as received by the Administrative Agent.

2.3. Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender on the Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 9), the then unpaid principal amount of each Loan made by such Lender to such Borrower. Each Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans made to such Borrower from time to time outstanding from the Effective Date until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 2.8.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of each Borrower to such Lender resulting from each Loan of such Lender to such Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender by such Borrower from time to time under this Agreement.

(c) The Administrative Agent shall maintain the Register pursuant to subsection 11.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, (ii) the Class of each such Loan and, in the case of each Eurocurrency Loan, each Interest Period applicable thereto, (iii) the amount of any principal or interest due and payable or to become due and payable from the applicable Borrower to each Lender under the applicable Loans and (iv) the amount of any sum received by the Administrative Agent from each Borrower in respect of the applicable Loans made to such Borrower, and the amount of each Lender’s share thereof.

(d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 2.3(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the applicable Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the applicable Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

2.4. Termination or Reduction of Commitments. The Borrowers shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments; provided that the Borrowers shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with subsection 2.5, the Exposure would exceed the aggregate amount of the Commitments. Any such reduction shall be in an amount equal to $5,000,000 or a whole multiple thereof and shall reduce permanently the Commitments then in effect. A notice of termination of the Commitments delivered by the Borrowers may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrowers (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

2.5. Prepayments. (a) Each Borrower may, at any time and from time to time, prepay the Loans made to such Borrower, in whole or in part, without premium or penalty, upon at least three Business Days’ irrevocable notice to the Administrative Agent. Each notice pursuant to the preceding sentence shall specify the date and amount of the applicable prepayment, the Currency of the Loans to be prepaid and whether the prepayment is of Eurocurrency Loans, ABR Loans (in the case of Loans in Dollars) or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 4.6 and any accrued interest thereon. Partial prepayments shall be in an aggregate principal amount of at least $1,000,000. Notwithstanding the foregoing, a notice of voluntary prepayment delivered by a Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by such Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(b) In the event and on each occasion that any cash proceeds are received by or on behalf of the Company, the Additional Borrower or any other Subsidiary in respect of any incurrence of any Indebtedness, other than Indebtedness permitted to be incurred under subsection 8.2, the Company shall, within five Business Days of the day such cash proceeds are received, prepay Loans in an aggregate amount equal to the amount of such cash proceeds.

2.6. Conversion and Continuation Options. (a) By giving a Notice of Conversion, each Borrower may elect from time to time (i) to convert such Borrower’s Eurocurrency Loans in Dollars to ABR Loans or (ii) to convert such Borrower’s ABR Loans to Eurocurrency Loans in Dollars; provided that any such conversion of Eurocurrency Loans may only be made on the last day of an Interest Period with respect thereto. Upon receipt of any Notice of Conversion the Administrative Agent shall promptly notify each Lender thereof. All or any part of Eurocurrency Loans outstanding in Dollars or ABR Loans may be converted as provided in herein, provided that (A) no ABR Loan may be converted into a Eurocurrency Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Lenders have determined that such a conversion is not appropriate and (B) no ABR Loan may be converted into a Eurocurrency Loan after the date that is one month prior to the Termination Date.

(b) By giving a Notice of Continuation, each Borrower may continue any of its Eurocurrency Loans as Eurocurrency Loans in the same Currency for additional Interest Periods.

(c) Each Borrower may convert Loans outstanding in one Currency to Loans of a different Currency by repaying such Loans in the first Currency and borrowing Loans of such different Currency in accordance with the applicable provisions of this Agreement.

(d) If a Borrower shall fail to timely give a Notice of Continuation or a Notice of Conversion in respect of any of such Borrower’s Eurocurrency Loans with respect to which an Interest Period is expiring, such Eurocurrency Loans shall become due and payable on the last day of such expiring Interest Period.

2.7. Minimum Amounts of Tranches. All borrowings, conversions and continuations of Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising (a) each Eurocurrency Borrowing in Dollars shall be not less than $2,000,000 and (b) each Eurocurrency Borrowing in any Available Foreign Currency shall be not less than the Dollar Equivalent Amount in such Currency of $2,000,000.

2.8. Interest Rates and Payment Dates. (a) Each Eurocurrency Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Adjusted Eurocurrency Rate for such Interest Period plus the Applicable Margin.

(b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% per annum plus the rate applicable to ABR Loans as provided in paragraph (b) of this Section.

(d) Interest on Loans shall be payable in arrears on each Interest Payment Date; provided, that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand.

2.9. Inability to Determine Interest Rate. If on or prior to the Quotation Day for any Interest Period in respect of any Eurocurrency Loan in any Currency:

(a) the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that, by reason of circumstances affecting the relevant market generally, the Administrative Agent cannot ascertain the Eurocurrency Rate in accordance with this Agreement for such affected Currency or such affected Interest Period, or

(b) the Administrative Agent shall have received notice from the Majority Lenders that the Eurocurrency Rate determined or to be determined for such affected Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such affected Interest Period,

(c) the Administrative Agent shall give telecopy or telephonic notice thereof to the Company and the Lenders as soon as practicable thereafter. If such notice is given, then (i) any Eurocurrency Loans requested to be made in such affected Currency on the first day of such affected Interest Period shall be made as ABR Loans in Dollars in a Dollar Equivalent Amount, (ii) any Loans that were to have been converted on the first day of such affected Interest Period from ABR Loans, to Eurocurrency Loans in such affected Currency, shall be continued as ABR Loans and (iii) any Eurocurrency Loans in such affected Currency that were to have been continued as such shall be converted, on the first day of such Interest Period, to ABR Loans in Dollars in a Dollar Equivalent Amount. Until such notice has been withdrawn by the Administrative Agent, no further Eurocurrency Loans in such affected Currency shall be made or continued as such.

2.10. Commitment Increases. (a) In the event that the Company wishes to increase the total Commitment at any time and from time to time when no Default or Event of Default has occurred and is continuing, it shall notify the Administrative Agent in writing of the amount (the “Offered Increase Amount”) of such proposed increase (each such notice, a “Commitment Increase Notice”). The Company may, at its election, from time to time (i) offer one or more of the Lenders the opportunity to provide all or a portion of the Offered Increase Amount pursuant to paragraph (c) below and/or (ii) offer one or more additional banks, financial institutions or other entities reasonably acceptable to the Administrative Agent the opportunity to provide all or a portion of the Offered Increase Amount pursuant to paragraph (b) below. Each Commitment Increase Notice shall specify which Lenders and/or banks, financial institutions or other entities the Company desires to provide such Offered Increase Amount. The Company or, if requested by the Company, the Administrative Agent, will notify such Lenders, and/or banks, financial institutions or other entities of such offer.

(b) Any additional bank, financial institution or other entity which the Company selects to offer participation in the increased Commitments and which elects to become a Lender under this Agreement and obtain a Commitment in an amount so offered and accepted by it pursuant to subsection 2.10(a)(ii) shall execute a New Lender Supplement with the Borrowers and the Administrative Agent, substantially in the form of Exhibit F hereto, whereupon such bank, financial institution or other entity (herein called a “New Lender”) shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement.

(c) Any Lender which accepts an offer to it by the Company to increase its Commitment pursuant to subsection 2.10(a)(i) shall, in each case, execute a Commitment Increase Supplement with the Borrowers and the Administrative Agent, substantially in the form of Exhibit G hereto, whereupon such Lender shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Commitment as so increased.

(d) If any bank, financial institution or other entity becomes a New Lender pursuant to subsection 2.10(b) or any Lender’s Commitment is increased pursuant to subsection 2.10(c), additional Loans made on or after the effectiveness thereof (the “Credit Re-Allocation Date”) shall be made pro rata based on the Commitment Percentages in effect on and after such Credit Re-Allocation Date. In the event that on any such Credit Re-Allocation Date there is an unpaid principal amount of any Loans, the Borrowers shall make prepayments thereof and borrowings of Loans so that, after giving effect thereto, the Loans outstanding are held pro rata based on such new Commitment Percentages.

(e) Notwithstanding anything to the contrary in this subsection 2.10, in no event shall any transaction be effected pursuant to this subsection 2.10, (i) that would increase the aggregate amount of the total Commitments by an amount greater than the Maximum Increase Amount, as calculated immediately prior to such transaction, (ii) unless no Default or Event of Default shall have occurred and be continuing (or would occur after giving effect to such transaction), (iii) unless the Company and its Subsidiaries shall be in pro forma compliance with each of the financial covenants specified in subsection 8.1, and (iv) unless each of the representations and warranties made by the Borrowers in or pursuant to this Agreement or any of the other Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent any such representations and warranties relate, by their terms, to a specific date, in which case such representations and warranties shall be true and correct in all material respects on and as of such specific date).

(f) To the extent reasonably requested by the Administrative Agent, it shall be a condition precedent to any increase in the Commitments pursuant to this subsection 2.10 that the Administrative Agent shall have received on or prior to the Credit Re-Allocation Date, for the benefit of the Lenders, (i) legal opinions of counsel to the Borrowers covering such matters as are customary for transactions of this type and such other matters as may be reasonably requested by the Administrative Agent and (ii) any other certificates or documents that the Administrative Agent shall reasonably request, each in form and substance reasonably satisfactory to the Administrative Agent. Increases in the Commitments in accordance with this subsection 2.10 will not require the consent of the Majority Lenders.

(g) The Administrative Agent will notify all Lenders of each increase in Commitments pursuant to this subsection.

(h) Notwithstanding anything in subsection 11.1 to the contrary, the Administrative Agent, at the request of the Borrower, shall, and is hereby expressly permitted to, (i) amend the Loan Documents and (ii) enter into additional Collateral Documents, in each case to the extent necessary to (A) give effect to any increases pursuant to this subsection 2.10, (B) implement any mechanical changes necessary or advisable in connection therewith or (C) to cause the additional commitments to be secured by Liens on the Collateral.

2.11. Substitution of Euro for National Currency. If any Available Foreign Currency is replaced by the euro, unless otherwise agreed by the Company, the Administrative Agent and the Lenders, the euro may be tendered in satisfaction of any obligation denominated in such Available Foreign Currency at the conversion rate specified in, or otherwise calculated in accordance with, the regulations adopted by the Council of the European Union relating to the euro. No replacement of an Available Foreign Currency by the euro shall discharge, excuse or otherwise affect the performance of any obligation of the Company under this Agreement.

2.12. Unavailability of Available Foreign Currency. If on any Quotation Day (a) a Lender notifies the Administrative Agent that the Available Foreign Currency requested is not readily available to it in the amount required or (b) a Lender notifies the Administrative Agent that compliance with its obligation to participate in a Loan in the proposed Available Foreign Currency would contravene a law or regulation applicable to it, the Administrative Agent will give notice to the relevant Borrower to that effect by 12:00 Noon, New York time, on that day.

In this event, any Lender that gives notice pursuant to this subsection will be required to participate in the Loan in Dollars (in an amount equal to the Dollar Equivalent Amount) and its participation will be treated as a separate Loan denominated in Dollars during that Interest Period.

2.13. Separate Obligations. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the parties hereto acknowledge and agree that (a) at no time and in no circumstances shall the Additional Borrower be liable for any Company Obligations or any other indebtedness, liabilities or obligations of the Company hereunder or under any other Loan Documents, whether incurred by the Company before, on or after the Effective Date and (b) with respect to any borrowing by either of the Company or the Additional Borrower of any Loans hereunder, such Loans are for the applicable requesting Borrower’s own account, and such Loans and such Borrower’s other obligations hereunder are obligations of such Borrower and do not constitute joint and several obligations of both Borrowers (it being understood, however, that (i) the obligations of the Additional Borrower are guaranteed by, and secured by assets of, the Company and the other Loan Parties and (ii) the obligations of the Company under the Loan Documents are guaranteed by, and secured by assets of, the Domestic Loan Parties, in each case as and to the extent provided in the Collateral Documents).

2.14. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the Commitment of such Defaulting Lender pursuant to subsection 4.1;

(b) the Commitment and Exposure of such Defaulting Lender shall not be included in determining whether the Majority Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to subsection 11.1); provided, for the avoidance of doubt, that nothing in this subsection 2.14(b) shall affect the rights of any Defaulting Lender under the proviso to the first sentence of subsection 11.1(a);

(c) if any L/C Obligations exist at the time such Lender becomes a Defaulting Lender then:

(i) all or any part of the L/C Obligations of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Commitment Percentages but only to the extent the aggregate amount of all non-Defaulting Lenders’ Exposure following such reallocation does not exceed the total of all non-Defaulting Lenders’ Commitments;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Company shall, within one Business Day following notice by the Administrative Agent, cash collateralize for the benefit of the Issuing Banks only the Company’s obligations corresponding to such Defaulting Lender’s L/C Obligations (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in subsection 3.10 for so long as such L/C Obligations are outstanding;

(iii) if the Company cash collateralizes any portion of such Defaulting Lender’s L/C Obligations pursuant to clause (ii) above, the Company shall not be required to pay any fees to such Defaulting Lender pursuant to subsection 3.3 with respect to such Defaulting Lender’s L/C Obligations during the period such Defaulting Lender’s L/C Obligations are cash collateralized;

(iv) if the L/C Obligations of the non-Defaulting Lenders are reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to subsection 4.3 shall be adjusted in accordance with such non-Defaulting Lenders’ Commitment Percentages; and

(v) if all or any portion of such Defaulting Lender’s L/C Obligations is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such L/C Obligations) and Letter of Credit fees payable under subsection 3.3 with respect to such Defaulting Lender’s L/C Obligations shall be payable to such Issuing Bank until and to the extent that such Defaulting Lender’s L/C Obligations are reallocated and/or cash collateralized; and

(vi) so long as such Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding L/C Obligations will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Company in accordance with subsection 2.14(c), and participating interests in any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with subsection 2.14(c)(i) (and such Defaulting Lender shall not participate therein).

(d) If (i) a Bankruptcy Event with respect to a Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) any Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, then such Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless such Issuing Bank shall have entered into arrangements with the Company or such Lender, satisfactory to such Issuing Bank, as the case may be, to eliminate any risk to it in respect of such Lender hereunder.

(e) In the event that the Administrative Agent, the Company and each Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the L/C Obligations of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Commitment Percentage.

SECTION 3

THE LETTERS OF CREDIT

3.1. L/C Commitment. (a) Subject to the terms and conditions hereof, each Issuing Bank agrees to issue or amend letters of credit (including Letters of Credit payable by acceptance of a Time Draft as described in subsection 3.9) (“Letters of Credit”, which shall include the existing letters of credit specified on Schedule III which shall be continued and be deemed Letters of Credit issued and outstanding hereunder) for the account of the Company on any Business Day during the Commitment Period in such form as shall be reasonably acceptable to such Issuing Bank; provided, that no Letter of Credit shall be issued or amended if, after giving effect thereto (i) the aggregate amount of the Exposure would exceed the aggregate amount of the Commitments, (ii) the aggregate amount of the L/C Obligations would exceed $60,000,000 or (iii) the aggregate amount of L/C Obligations in respect of Standby Letters of Credit would exceed $30,000,000.

(b) Each Letter of Credit shall:

(i) be denominated in Dollars or an Available Foreign Currency and shall be either (A) a standby letter of credit issued to support any obligations of the Company or any Subsidiary, contingent or otherwise (a “Standby Letter of Credit”) or (B) a commercial letter of credit issued in respect of the purchase of goods and services in the ordinary course of business of the Company and its Subsidiaries (a “Commercial Letter of Credit”) and,

(ii) expire no later than the earlier of (A) one year after its date of issuance and (B) five Business Days prior to the Termination Date; provided that any Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (B) above).

(c) No Issuing Bank shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would cause such Issuing Bank or any Lender to violate any applicable Requirement of Law.

3.2. Procedure for Issuance of Letters of Credit under this Agreement. The Company may from time to time request that an Issuing Bank issue a Letter of Credit by delivering to such Issuing Bank at its Issuing Office an Application therefor, completed to the satisfaction of the Issuing Bank, and such other documents required in connection therewith as such Issuing Bank may reasonably request. Upon receipt by an Issuing Bank of any Application, such Issuing Bank will process such Application and any other documents delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall any Issuing Bank be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other documents required in connection therewith by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by such Issuing Bank and the Company. Such Issuing Bank shall promptly (and in no event later than the Business Day following its issuance of any Letter of Credit) advise the Administrative Agent of the terms of such Letter of Credit (or provide the Administrative Agent with a copy of such Letter of Credit), and each Lender shall be entitled to receive from the Administrative Agent, following such Lender’s request therefor, any documents so provided to the Administrative Agent.

3.3. Fees, Commissions and Other Charges. (a) The Company shall pay to the Administrative Agent, for the account of the Lenders (including the Issuing Bank) in Dollars pro rata according to their Commitment Percentages, a letter of credit commission with respect to each Letter of Credit, computed at a rate equal to the then Applicable Margin for Eurocurrency Loans on the daily average amount available to be drawn under such Letter of Credit. Such commissions shall be payable in arrears on the last Business Day of each March, June, September and December to occur after the date of issuance of such Letter of Credit and on the expiration date of such Letter of Credit and shall be nonrefundable. In addition to the foregoing fees, the Company shall pay to each Issuing Bank for its own account in Dollars a fronting fee of 0.125% per annum on the aggregate undrawn and unexpired amount of all outstanding Letters of Credit issued by such Issuing Bank. Such fronting fees shall be payable in arrears on the last Business Day of each March, June, September and December and shall be nonrefundable.

(b) In addition to the foregoing fees and commissions, the Company shall pay or reimburse the relevant Issuing Bank for such normal and customary costs and expenses as are incurred or charged by such Issuing Bank in issuing, effecting payment under, amending or otherwise administering such Letter of Credit.

(c) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Bank and the Lenders all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this subsection.

3.4. L/C Participations. (a) Each Issuing Bank irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce each Issuing Bank to issue Letters of Credit hereunder, each L/C Participant unconditionally and irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Bank, on the terms and conditions hereinafter stated, for such L/C Participant’s own account and risk, an undivided interest in such Issuing Bank’s obligations and rights under each Letter of Credit issued by such Issuing Bank hereunder in an amount equal to the product of such L/C Participant’s Commitment Percentage times the amount of each draft paid by such Issuing Bank thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Bank that, if a draft is paid under any Letter of Credit issued by such Issuing Bank for which such Issuing Bank is not reimbursed in full by the Company in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Bank upon demand at such Issuing Bank’s Issuing Office an amount equal to such L/C Participant’s Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed in the Currency in which payment of such draft was made and in immediately available funds.

(b) If any amount required to be paid by any L/C Participant to any Issuing Bank pursuant to subsection 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Bank under any Letter of Credit is not paid to such Issuing Bank on the date such payment is due from such L/C Participant, such L/C Participant shall pay to such Issuing Bank on demand an amount equal to the product of (i) such amount, times (ii) (A) in the case of any such payment obligation denominated in Dollars, the Federal Funds Effective Rate or (B) in the case of any such payment obligation denominated in an Available Foreign Currency, the rate customary in such Currency for settlement of similar inter-bank obligations, as quoted by such Issuing Bank, in each case during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to subsection 3.4(a) is not made available to such Issuing Bank by such L/C Participant within three Business Days after the date such payment is due, such Issuing Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans. A certificate of an Issuing Bank submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

(c) Whenever, at any time after an Issuing Bank has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 3.4(a), the Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Company or otherwise), or any payment of interest on account thereof, such Issuing Bank will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Bank shall be required to be returned by such Issuing Bank, such L/C Participant shall return to such Issuing Bank on demand the portion thereof previously distributed by such Issuing Bank to it.

(d) Each L/C Participant’s obligation to purchase participating interests pursuant to subsection 3.4(a) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant or the Company may have against any Issuing Bank, the Company or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Article VII; (iii) any adverse change in the condition (financial or otherwise) of the Company or any Subsidiary; (iv) any breach of this Agreement or any other Loan Document by the Company or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

3.5. Reimbursement Obligation of the Company. (a) The Company agrees to reimburse each Issuing Bank in respect of any Letter of Credit issued by such Issuing Bank on the Business Day next succeeding the Business Day on which such Issuing Bank notifies the Company of the date and amount of a draft presented under such Letter of Credit and paid by such Issuing Bank for the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses reasonably incurred by such Issuing Bank in connection with such payment. Each such payment shall be made to such Issuing Bank at its Issuing Office in the Currency in which payment of such draft was made and in immediately available funds.

(b) Interest shall be payable on any and all amounts remaining unpaid by the Company under this subsection from the date such amounts are required to be paid by the Issuing Bank until payment in full at the ABR then in effect plus the Applicable Margin for ABR Loans then in effect until the third Business Day next succeeding the date of the relevant notice and thereafter at the rates provided for above in this paragraph plus 2% per annum.

3.6. Obligations Absolute. (a) The obligations of the Company under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Company may have or have had against any Issuing Bank or any beneficiary of a Letter of Credit.

(b) The Company also agrees with each Issuing Bank in respect of each Letter of Credit issued by such Issuing Bank that such Issuing Bank shall not be responsible for, and the Company’s Reimbursement Obligations under subsection 3.5(a) shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, provided, that reliance upon such documents by such Issuing Bank shall not have constituted gross negligence or willful misconduct of such Issuing Bank or (ii) any dispute between or among the Company and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of the Company against any beneficiary of such Letter of Credit or any such transferee.

(c) The Issuing Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by such Issuing Bank’s gross negligence or willful misconduct.

(d) The Company agrees that any action taken or omitted by any Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Customs (with respect to any commercial Letter of Credit) or the ISP (with respect to any Standby Letter of Credit), shall be binding on the Company and shall not result in any liability of such Issuing Bank to the Company.

3.7. Letter of Credit Payments. If any draft shall be presented for payment to an Issuing Bank under any Letter of Credit, such Issuing Bank shall promptly notify the Company of the date and amount thereof. The responsibility of the Issuing Bank to the Company in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in compliance with such Letter of Credit.

3.8. Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

3.9. Issuance of Letters of Credit Priority for Acceptance of Time Drafts. (a) Notwithstanding anything to the contrary contained in this Section 3, the Company may request that any Letter of Credit permit drawings thereunder to be by means of acceptance by the Issuing Bank of a time draft (a “Time Draft”) rather than by payment of a sight draft. Each Time Draft shall (in addition to satisfying all of the provisions set forth in this Section 3, except to the extent such provisions conflict with the provisions in this subsection 3.9 (in which case this subsection 3.9 shall be controlling)) expire no later than the earliest of (i) 90 days following the acceptance of such Time Draft by the related Issuing Bank, (ii) five Business Days prior to the Termination Date and (iii) 180 days after the issuance of the Commercial Letter of Credit pursuant to which such Time Draft is made. Notwithstanding anything to the contrary in this Agreement:

(b) in calculating the outstanding amount of L/C Obligations for purpose of determining the amount of the Commitments available for usage as Letters of Credit under subsection 3.1(a), the face amount of each outstanding and accepted Time Draft shall be deemed to constitute L/C Obligations;

(c) in calculating the undrawn face amount of any Letter of Credit for purposes of determining the amount of Letter of Credit commission payable pursuant to subsection 3.3(a), each Letter of Credit under which a Time Draft has been issued and accepted shall be deemed undrawn to the extent of the face amount of such Time Draft until such Time Draft has been paid; and

(d) each L/C Participant shall be deemed to have an undivided interest equal to such L/C Participant’s Commitment Percentage in the Issuing Bank’s rights and obligations under any Time Draft accepted by such Issuing Bank under any Letter of Credit.

3.10. Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Majority Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Company shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the aggregate amount of the Lenders’ L/C Obligations as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default described in subsection 9.1(f)(i) or (ii). The Company also shall deposit cash collateral in accordance with this paragraph as and to the extent required by subsection 2.14(c). Each such deposit shall be held by the Administrative Agent as Collateral for the payment and performance of the Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Company’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for unreimbursed Letter of Credit drawings for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company for the outstanding L/C Obligations at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Company under this Agreement. If the Company is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Company within three Business Days after all Events of Default have been cured or waived. If the Company is required to provide an amount of cash collateral hereunder pursuant to subsection 2.14(c) or this subsection 3.10, such amount (to the extent not applied as aforesaid) shall be returned to the Company as and to the extent that, after giving effect to such return, the Exposure would not exceed the aggregate Commitments and no Default shall have occurred and be continuing.

SECTION 4

CERTAIN PROVISIONS APPLICABLE TO THE LOANS AND LETTERS OF CREDIT

4.1. Facility Fee. (a) Each Borrower agrees to pay to the Administrative Agent for the account of each Lender such Borrower’s Applicable Percentage of a facility fee for the period from and including the Effective Date to but excluding the Termination Date or such earlier date on which the Commitments shall terminate as provided herein, computed at the Facility Fee Rate in effect from time to time on the average daily amount of the Commitment (used and unused) of such Lender during the period for which payment is made (or after the Termination Date on the average daily amount of the Exposure of such Lender), payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date or such earlier date on which the Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the Effective Date.

(b) Each Borrower agrees to pay to the Administrative Agent, for its own account and for the account of the Lenders, the fees specified in, and in the amounts and on the dates set forth in, the Fee Letter required to be paid by such Borrower thereunder.

4.2. Computation of Interest and Fees. (a) Facility fees and, whenever it is calculated on the basis of the Prime Rate, interest on ABR Loans shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and, otherwise, interest and Letter of Credit commissions shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Company and the Lenders of each determination of a Eurocurrency Rate. Any change in the ABR due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Eurocurrency Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate the Federal Funds Effective Rate or the Adjusted Eurocurrency Rate, respectively. The Administrative Agent shall as soon as practicable notify the Company and the Lenders of the effective date and the amount of each such change in interest rate.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Company, deliver to the Company a statement showing the quotations used by the Administrative Agent in determining any Eurocurrency Rate.

4.3. Pro Rata Treatment and Payments. (a) Each borrowing by a Borrower of Loans and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each payment (including each prepayment) by a Borrower on account of principal of and interest on any Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans of such Borrower then due and owing to the Lenders. All payments (including prepayments) to be made by a Borrower hereunder, whether on account of principal, interest, fees, Reimbursement Obligations or otherwise, shall be made without set off or counterclaim. All payments in respect of Loans in any Currency shall be made in such Currency and in immediately available funds at the Payment Office, and at or prior to the Payment Time, for Loans of such Currency, on the due date thereof. The Administrative Agent shall distribute to the Lenders any payments received by the Administrative Agent promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

(b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing Date in respect of Loans that such Lender will not make the amount that would constitute its Commitment Percentage of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower requesting such Loan a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to (i) in the case of any such Loans denominated in Dollars, the daily average Federal funds rate, as quoted by the Administrative Agent or (ii) in the case of any Loans denominated in an Available Foreign Currency, the rate customary in such Currency for settlement of similar inter-bank obligations, as quoted by the Administrative Agent, in each case for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender’s Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to the applicable Class of Loans in such Currency hereunder, on demand, from the applicable Borrower of such Loan.

(c) If any Lender shall fail to make any payment required to be made by it pursuant to subsection 3.4, 4.3(b) or 10.7, then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent or the Issuing Banks to satisfy such Lender’s obligations thereto under such subsection until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under such subsection, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

4.4. Requirements of Law. (a) If after the Effective Date the adoption of or any change in any Requirement of Law or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof or compliance by any Lender with any request or directive (whether or not having the force of law) applicable generally in the jurisdiction of such Lender to banking institutions of the same type as such Lender

(i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Eurocurrency Loan made by it to a Borrower or any Extension of Credit to a Borrower, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes imposed on or with respect to any payment made by a Borrower (whether or not any additional amount is payable by a Borrower pursuant to subsection 4.5) and the imposition of, or any change in the rate or other basis of, any Excluded Tax payable by such Lender);

(ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits with or for the account of, or advances, loans or other extensions of credit by, any office of such Lender which is not otherwise included in the determination of the Eurocurrency Rate; or

(iii) shall impose on such Lender any other condition affecting Eurocurrency Loans made by such Lender to a Borrower, or Extensions of Credit by such Lender to a Borrower;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender reasonably deems to be material, of making, converting into, continuing or maintaining Eurocurrency Loans to a Borrower or issuing for or participating in Letters of Credit of the Company or to reduce any amount receivable hereunder in respect thereof, and such Lender has no reasonable means (as it shall determine in its sole discretion acting in good faith) to avoid such costs or reductions, then, in any such case, the applicable Borrower of such Loan or, in the case of the Company, with respect to such Letter of Credit shall promptly pay such Lender following receipt of a certificate of such Lender in accordance with subsection 4.4(c) such additional amount or amounts as will compensate such Lender for such increased cost or reduction suffered. Notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith shall be deemed for purposes of this Section to be a change after the Effective Date, regardless of the date enacted, adopted or issued.

(b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) made subsequent to the Effective Date shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital, if any, as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, each Borrower shall promptly pay to such Lender following receipt of a certificate of such Lender in accordance with subsection 4.4(c) its Applicable Percentage of such additional amount or amounts as will compensate such Lender for any such reduction suffered. Notwithstanding any other provision in this paragraph (b), no Lender shall be entitled to demand compensation pursuant to this paragraph (b) if it shall not then be the general practice of such Lender or such corporation to demand such compensation in similar circumstances under comparable provisions of other comparable credit agreements.

(c) A certificate of each Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or such corporation as specified in paragraph (a) or (b) above, as the case may be, and setting forth in reasonable detail an explanation of the basis of requesting such compensation in accordance with paragraph (a) or (b) above, including calculations in detail comparable to the detail set forth in Certificates delivered to such Lender in similar circumstances under comparable provisions of other comparable credit agreements, shall be delivered to the Borrowers and shall be conclusive absent manifest error. Each Borrower, as required by paragraph (a) or (b) above, shall pay each Lender the amount shown as due on any such certificate delivered to it within ten days after its receipt of the same.

(d) Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender’s right to demand compensation with respect to such period or any other period, except that no Lender shall be entitled to compensation under this subsection 4.4 for any such costs incurred or any such reduction suffered with respect to any date unless such Lender shall have notified the Borrowers that it will demand compensation for such costs or reductions under paragraph (c) above, not more than six months after the later of (i) such date and (ii) the date on which such Lender shall have become aware of such costs or reductions. The protection of this subsection 4.4 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition that shall have occurred or been imposed.

(e) The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

4.5. Taxes. (a) All payments made by the Borrowers under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (other than Excluded Taxes). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings (together with any interest, additions to tax and penalties applicable thereto, “Non-Excluded Taxes”) are required to be withheld from any amounts payable by a Borrower to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement. Whenever any Non-Excluded Taxes are payable by a Borrower, such Borrower shall timely pay such Non-Excluded Taxes and shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof. If the applicable Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. Notwithstanding the foregoing, each Borrower shall not be required to make any payments in respect of Non-Excluded Taxes to any Lender that has changed the Funding Office at which it maintains the Extensions of Credit to which such Non-Excluded Taxes relate (other than any such change in Funding Office made by such Lender pursuant to subsection 4.7 to avoid or minimize the application or effects of subsection 4.4 or 4.5) in an amount greater than such Borrower would have been required to pay pursuant to this subsection 4.5 if no such change in Funding Office had occurred. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(b) (i) Each Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Company and any other relevant Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Company, any other relevant Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding, provided that (except in the case of taxes imposed by the United States or Germany that are in effect as of the date hereof) such Lender has received written notice from a Borrower advising it of the availability of such exemption or reduction and supplying all applicable documentation. In addition, any Lender, if requested by the Company, any other relevant Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company, any other relevant Borrower or the Administrative Agent as will enable the Company, any other relevant Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements, provided such Lender is legally able to do so and provided that (except in the case of taxes imposed by the United States that are in effect as of the date hereof) such Lender has received written notice from a Borrower advising it of the availability of any exemption from such backup withholding or information reporting requirements and supplying all applicable documentation.

(ii) Without limiting the generality of the foregoing, each Lender that is not incorporated, created or organized under the laws of the United States of America or a state or political subdivision thereof (a “Non-U.S. Lender”) shall:

(A) deliver to the Company and the Administrative Agent (1) two duly completed copies of either United States Internal Revenue Service Form W-8BEN (with respect to entitlement to treaty benefits) or W-8ECI, or successor applicable form, as applicable, (2) in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” a statement substantially in the form of Exhibit E hereto and a Form W-8BEN, and (3) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Company to determine the withholding or deduction required to be made; or applicable successor form, in each case, demonstrating such Non-U.S. Lender’s entitlement to a complete exemption from or a reduction in U.S. Federal withholding tax on all payments by the Company under this Agreement,

(B) deliver to the Company and the Administrative Agent two further current copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company; and

(C) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Company or the Administrative Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Company and the Administrative Agent of the legal basis therefor. Each Person that shall become a Lender or a Participant pursuant to subsection 11.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

(iii) If a payment made to a Lender under this Agreement would be subject to U.S. Federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code)

and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company or the Administrative Agent, as the case may be, (i) to comply with its obligations under FATCA, (ii) to determine that such Lender has or has not complied with such Lender’s obligations under FATCA, and (iii) to determine the amount to deduct and withhold from such payment (or to determine that no amount is required to be deducted and withheld from such payment). For purposes of this subsection 4.5(b)(iii), FATCA shall include any amendments made to FATCA after the date hereof.

(c) Each Lender shall severally indemnify the Administrative Agent for any income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (but, in the case of any Non-Excluded Taxes for which an additional amount is payable by a Borrower under this subsection 4.5, only to the extent that the applicable Borrower has not already indemnified the Administrative Agent for such Non-Excluded Taxes and without limiting the obligation of a Borrower to do so) attributable to such Lender that are paid or payable by the Administrative Agent in connection with this Agreement and any reasonable expenses arising therefrom or with respect thereto, whether or not correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this subsection 4.5(c) shall be paid within ten days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

4.6. Indemnity. Each Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or reasonable expense which such Lender may sustain or incur as a consequence of (a) default by such Borrower in making a borrowing of, conversion into or continuation of a Loan after such Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by such Borrower in making any prepayment after such Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making by such Borrower of a prepayment of Eurocurrency Loans on a day which is not the last day of an Interest Period or the maturity date, as the case may be, with respect thereto. Such loss or reasonable expense shall be equal to the sum of (i) such Lender’s actual costs and expenses incurred (other than any lost profits) in connection with, or by reason of, any of the foregoing events and (ii) an amount equal to the excess, if any, as reasonably determined by such Lender of (A) its cost of obtaining the funds for the Loan being paid, prepaid, converted or continued (assumed to be the Eurocurrency Rate applicable thereto) for the period from and including the date for such payment, prepayment, conversion or continuation to but excluding the last day of the Interest Period for such Loan over (B) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid, converted or continued for such period or Interest Period, as the case may be. A certificate of any Lender setting forth any amount or amounts, including calculations in reasonable detail, that such Lender is entitled to receive pursuant to this subsection 4.6 shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

4.7. Change of Lending Office. (a) Each Lender agrees that upon the occurrence of any event giving rise to the operation of subsection 4.4 or 4.5, it will use reasonable efforts

(consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrowers or designate a different lending office for Extensions of Credit affected by such event or to assign its rights and obligations hereunder to another of its offices, branches or affiliates with the object of avoiding or minimizing the consequences of such event; provided, that such filing, designation or assignment is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no material economic, legal or regulatory disadvantage; and, provided, further, that nothing in this subsection 4.7 shall affect or postpone any of the obligations of the Company or the rights of any Lender pursuant to subsection 4.4 or 4.5.

(b) In the event that any Lender shall have delivered a notice or certificate pursuant to subsection 4.4 or 4.5, or if any Lender shall default in its obligations to fund any Loans hereunder, then the Company shall have the right, but not the obligation, at its expense, upon notice to such Lender and the Administrative Agent, to replace such Lender with an assignee (in accordance with and subject to the restrictions contained in subsection 11.6), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in subsection 11.6) all its interests, rights and obligations under this Agreement to such assignee; provided, however, that no Lender shall be obligated to make any such assignment unless (i) such assignment shall not violate any Requirement of Law, (ii) such assignee shall pay to the affected Lender in immediately available funds on the date of such assignment the outstanding principal amount of the Loans made by such Lender hereunder and (iii) each Borrower shall pay to the affected Lender in immediately available funds on the date of such assignment the interest accrued to the date of payment on the Loans made by such Lender hereunder to such Borrower and all other amounts accrued for such Lender’s account or owed to it hereunder (including any amount that would be payable to such Lender pursuant to subsection 4.6 if such assignment were, instead, a prepayment).

4.8. Company Controls on Exposure; Calculation of Exposure; Prepayment if Exposure Exceeds Commitments. (a) The Company will monitor the borrowings and repayments of Loans by the Borrowers and the issuance of and drawings under Letters of Credit and Time Drafts, with the object of preventing any request for an Extension of Credit that would result in the aggregate amount of the Exposure being in excess of the Commitments and of promptly identifying and remedying any circumstance where, by reason of changes in exchange rates, the aggregate amount of the Exposure does exceed the Commitments. In the event that at any time the Company determines that the aggregate amount of the Exposure exceeds the aggregate amount of the Commitments by more than 5%, each Borrower will, as soon as practicable but in any event within five Business Days of making such determination, make such repayments or prepayments of Loans made to such Borrower as shall be necessary to cause the aggregate amount of the Exposure to no longer exceed the Commitments.

(b) The Administrative Agent will calculate the aggregate amount of the Exposure (including the aggregate amount of L/C Obligations) from time to time, and in any event not less frequently than once during each calendar week. In making such calculations, the Administrative Agent will rely on the information most recently received by it from Issuing Banks in respect of outstanding Letters of Credit (including, with respect to such Issuing Banks, the conversion ratios in respect of the non-Dollar denominated Letters of Credit provided to the Administrative Agent by such Issuing Banks on the fifteenth day and the end of each month (or on the Business Day next succeeding such days)). Upon making each such calculation, the Administrative Agent will inform the Company of the results thereof and, upon the request of any Lender, inform such Lender of the results thereof.

(c) In the event that on any date the Administrative Agent calculates that the aggregate amount of the Exposure exceeds the aggregate amount of the Commitments by more than 5%, the Administrative Agent will give notice to such effect to the Company. Within five Business Days after receipt of any such notice, each Borrower will, as soon as practicable but in any event within five Business Days of receipt of such notice, make such repayments or prepayments of Loans made to such Borrower as shall be necessary to cause the aggregate amount of the Exposure to no longer exceed the Commitments.

(d) Any prepayment required to be made pursuant to this subsection 4.8 shall be accompanied by payment of amounts payable, if any, pursuant to subsection 4.6 in respect of the amount so prepaid.

SECTION 5

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement, to make the Loans and to issue and/or participate in the Letters of Credit, each of the Borrowers hereby represents and warrants to the Administrative Agent and each Lender that:

5.1. Financial Condition. The audited consolidated balance sheet of the Company and its consolidated Subsidiaries as at June 30, 2010 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by KPMG LLP and set forth in the Company’s annual report for the year ended June 30, 2010, as filed with the SEC on Form 10-K present fairly in all material respects the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date, and their consolidated results of operations and cash flows for such fiscal year. The unaudited consolidated balance sheets of the Company and its consolidated Subsidiaries as of September 30, 2010 and the related unaudited consolidated statements of income and cash flows for the three-month period ended on such date, present fairly in all material respects the consolidated financial condition of the Company and its consolidated Subsidiaries as of such date, and their consolidated results of operations and cash flows for the three-month period then ended (subject to normal year-end audit adjustments and the absence of footnotes). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the accountants or Responsible Officer of the Company, as the case may be, and as disclosed therein).

5.2. No Change. Since June 30, 2010, there has been no development or event which has had or is reasonably expected to have a Material Adverse Effect.

5.3. Corporate Existence; Compliance with Law. Each of the Company and its Subsidiaries (a) is duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or other organization, except to the extent, with respect to a Subsidiary, where any failure to maintain existence or good standing would not have a Material Adverse Effect, (b) has the corporate or other organizational power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, except to the extent that the lack of any such power or authority would not reasonably be expected to cause a Material Adverse Effect, (c) is duly qualified as a foreign corporation or other entity under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that any failure to so qualify would not reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all applicable Requirements of Law except to the extent that any failure to so comply is not reasonably expected to have a Material Adverse Effect.

5.4. Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate or organizational power, as applicable, and authority to make, deliver and perform the Loan Documents to which it is a party and, in the case of each Borrower, to borrow hereunder and has taken all necessary corporate or organizational action, as applicable, to authorize the borrowings on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which a Loan Party is a party, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Administrative Agent, (ii) the authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, (iii) those filings and actions agreed by the parties to be taken after the Effective Date pursuant to and in accordance with the terms of the Collateral Documents and (iv) any consent, authorization, filing or notice, where the failure to obtain any such consent or authorization or to make any such filing or give any such notice would not reasonably be expected to have a Material Adverse Effect. This Agreement has been, and each other Loan Document will be, duly executed and delivered on behalf of each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document when executed and delivered will constitute, a valid and binding obligation of each Loan Party that is a party thereto, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights or remedies generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

5.5. No Legal Bar. The execution, delivery and performance of the Loan Documents to which a Loan Party is a party, the borrowings hereunder and the use of the proceeds thereof will not (a) violate any Requirement of Law or Contractual Obligation of the Company or of any of its Subsidiaries except where any such violation would not reasonably expected to result in a Material Adverse Effect or (b) result in the creation or imposition of any Lien (except for Liens created under the Loan Documents) on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation except where any such creation or imposition of any such Lien would not reasonably be expected to have a Material Adverse Effect.

5.6. No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against the Company or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) which is reasonably expected to have a Material Adverse Effect.

5.7. No Default. Neither the Company nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which would reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

5.8. Ownership of Real Property; Liens. Each of the Company and its Subsidiaries has good and marketable title to, or valid leasehold interests in, all of its material real property, except for minor defects in title and other Liens that do not interfere in any material respect with such Person’s ability to conduct its business as presently conducted. All such material real properties are free and clear of all Liens, other than Liens permitted by subsection 8.3.

5.9. Intellectual Property. The Company and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes required for the conduct of its business as currently conducted except for any such failures to own or license which would not reasonably expected to have a Material Adverse Effect (the “Intellectual Property”). No claim has been asserted against the Company or any Subsidiary and is pending by any Person challenging the use by the Company or any Subsidiary of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Company know of any valid basis for any such claim, except, in each case, for any claims that would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, the use of such Intellectual Property by the Company and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, are not reasonably expected to have a Material Adverse Effect.

5.10. Taxes. Each of the Company and its Subsidiaries has filed or caused to be filed all United States federal income tax returns and all material foreign income, excise and other tax returns which, to the knowledge of the Company, are required to be filed by the Company or any such Subsidiary and has paid or made for the provision of payment of all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property in respect thereof received by the Company or its Subsidiaries and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Company or its Subsidiaries, as the case may be) except, in each case, (a) taxes that are being contested in good faith and for which adequate reserves have been provided and (b) other taxes where any such failure to file or any such failure to pay would not reasonably be expected to have a Material Adverse Effect; no tax Lien has been filed in respect of any material amount of unpaid taxes in respect of which, to the knowledge of the Company, any claim is being asserted, except where such claim is not reasonably expected to result in a Material Adverse Effect.

5.11. Federal Regulations. No part of the proceeds of any Loans will be used for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board as now and from time to time hereafter in effect. If requested by any Lender or the Administrative Agent, the Company will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of said Regulation U and any applicable forms required from time to time thereunder.

5.12. ERISA. Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, (a) neither a Reportable Event which would reasonably be expected to result in the termination of a Plan nor a failure of any Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each instance whether or not waived, has occurred during the five-year period prior to the date on which this representation is made or deemed made on the date of any Extension of Credit with respect to any Plan; (b) each Plan and Multiemployer Plan has complied in all material respects with the applicable provisions of ERISA and the Code; (c) no termination of a Plan has occurred, and no Lien (other than Liens permitted under subsection 8.3) on assets of the Company or any Commonly Controlled Entity in favor of the PBGC or a Plan has arisen, during such five-year period; and (d) the present value of all accrued benefits under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made on the date of any Extension of Credit, exceed the fair market value of the assets of such Plan allocable to such accrued benefits. Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, (i) neither the Company nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan; (ii) neither the Company nor any Commonly Controlled Entity would become subject to any liability under ERISA if (A) the Company or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made or (B) any such Multiemployer Plan is in Reorganization or Insolvent or is in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA). The present value (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 106) of the liability of the Company and each Commonly Controlled Entity for accrued post-retirement benefits to be provided to their current and former employees under welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the fair market value of the assets under all such plans allocable to such benefits by an amount in excess of $25,000,000.

5.13. Investment Company Act; Other Regulations. No Loan Party is an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board) which limits its ability to incur Indebtedness under the Loan Documents.

5.14. Subsidiaries. Schedule 5.14 lists all the Subsidiaries of the Company as of the Effective Date.

5.15. Purpose of Loans and Letters of Credit. The proceeds of the Loans and the Letters of Credit shall be used by the Company and its Subsidiaries for general corporate purposes including, without limitation, working capital, repayment, prepayment or purchase of long-term Indebtedness, Acquisitions, Investments and Restricted Payments.

5.16. Accuracy and Completeness of Information. All written certificates, documents and written statements heretofore furnished by the Company to the Lenders for use in connection with this Agreement, and all such information hereafter furnished by the Company to any Lender for use in connection with this Agreement, do not and will not, at the time delivered, taken as a whole with all other certificates, documents and written statements furnished substantially contemporaneously therewith, contain any untrue statement of a material fact or omit to state a material fact known to the Company and necessary in order to make the statements made or to be made, in the light of the circumstances under which they were or will be made, not misleading.

5.17. Environmental Matters. Except to the extent that any of the following are not reasonably expected to have a Material Adverse Effect:

(a) The facilities and properties owned, leased or operated by the Company or any of its Subsidiaries (the “Properties”) do not to the knowledge of any Responsible Officer of the Company after due inquiry contain and, to the knowledge of any Responsible Officer of the Company during its period of ownership, lease or operation of the Properties, have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute a violation of, or (ii) are reasonably expected to give rise to liability on the part of the Company or any of its Subsidiaries under, any applicable Environmental Law.

(b) The Properties and all operations at the Properties are in compliance, and during the five-year period prior to the date on which this representation is made or deemed made on the date of any Extension of Credit have been in compliance, with all applicable Environmental Laws; and there is no (i) contamination by Materials of Environmental Concern at, under or about the Properties, or (ii) violation of any Environmental Law with respect to the Properties or the business operated by the Company or any of its Subsidiaries on such Properties (the “Business”), which could interfere with the continued operation of the Properties or impair the fair saleable value thereof.

(c) Neither the Company nor any of its Subsidiaries has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding or compliance or non-compliance with any applicable Environmental Laws with regard to any of the Properties or the Business, nor does any Responsible Officer of the Company have knowledge that any such notice will be received or is being threatened.

(d) Materials of Environmental Concern have not to the knowledge of any Responsible Officer of the Company after due inquiry been transported or disposed of from the Properties in violation of, or in a manner that would reasonably be expected to give rise to liability on the part of the Company or any of its Subsidiaries under, any applicable Environmental Law, nor have any Materials of Environmental Concern to the knowledge of any Responsible Officer of the Company after due inquiry been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that would reasonably be expected to give rise to liability on the part of the Company or its Subsidiaries under, any applicable Environmental Law.

(e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of any Responsible Officer of the Company, threatened, under any Environmental Law to which the Company or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

(f) There has been no release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Company or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of any applicable Environmental Laws.

5.18. Solvency. Immediately after the consummation of the transactions to occur on the Effective Date, including the making of each Loan to be made on the Effective Date and the application of the proceeds of such Loans, and after giving effect to the rights of subrogation and contribution under the Collateral Agreement, (a) the fair value of the assets of the Company and its Subsidiaries on a consolidated basis will exceed their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the assets of the Company and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) the Company and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (d) the Company and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the business in which they are engaged, as such business is now conducted and is proposed to be conducted following the Effective Date.

5.19. Collateral Matters. (a) The Collateral Agreement, upon execution and delivery thereof by the parties thereto, will, to the extent required therein, create in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest under the New York UCC in the Collateral (as defined therein) and (i) when the Collateral (as defined therein) constituting certificated securities (as defined in the New York UCC) is delivered to the Administrative Agent, together with instruments of transfer duly endorsed in blank, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the pledgors thereunder in such Collateral, prior and superior in right to any other Person, to the extent that such security interest can be perfected under the New York UCC and (ii) when financing statements in appropriate form are filed in the applicable filing offices, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the remaining Collateral (as defined therein) to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, prior and superior to the rights of any other Person, except for rights secured by Liens permitted by subsection 8.3.

(b) Each Mortgage, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in all the applicable mortgagor’s right, title and interest in and to the Mortgaged Properties subject thereto and the proceeds thereof, and when the Mortgages have been filed in the jurisdictions specified therein, the Mortgages will constitute a fully perfected security interest in all right, title and interest of the mortgagors in the Mortgaged Properties and the proceeds thereof, prior and superior in right to any other Person, but subject to Liens permitted by subsection 8.3.

(c) Upon the recordation of the IP Security Agreements with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and the filing of the financing statements referred to in paragraph (a) of this subsection, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Collateral Agreement) in which a security interest may be perfected by filing in the United States of America, in each case prior and superior in right to any other Person, but subject to Liens permitted by subsection 8.3 (it being understood that subsequent recordings in the United States Patent and Trademark Office or the United States Copyright Office may be necessary to perfect a security interest in such Intellectual Property acquired by the Loan Parties after the Effective Date).

(d) Each Collateral Document, other than any Collateral Document referred to in the preceding paragraphs of this subsection, upon execution and delivery thereof by the parties thereto and the making of the filings and taking of the other actions provided for therein, will, to the extent required therein, be effective under applicable law to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral subject thereto, which security interest will, to the extent required therein, constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the Collateral subject thereto, prior and superior to the rights of any other Person, except for rights secured by Liens permitted by subsection 8.3.

SECTION 6

CONDITIONS PRECEDENT

6.1. Conditions to Effectiveness. The obligations of the Lenders and the Issuing Banks to make Extensions of Credit hereunder shall not become effective until the date on which each of the following conditions shall be satisfied:

(a) Agreement. The Administrative Agent shall have received this Agreement, executed and delivered by each Lender, the Company and the Additional Borrower.

(b) Evidence of Authority. The Administrative Agent shall have received such documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the transactions contemplated hereby and any other legal matters relating to the Loan Parties, the Loan Documents or such transactions, all in form and substance reasonably satisfactory to the Administrative Agent.

(c) Fees. The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, payment or reimbursement of all fees and expenses (including fees, charges and disbursements of counsel) required to be paid or reimbursed by any Loan Party under the Fee Letter or any Loan Document.

(d) Financial Statements. The Administrative Agent shall have received the financial statements described in subsection 5.1.

(e) Legal Opinions. The Administrative Agent shall have received, with a counterpart for each Lender, the following executed legal opinions, in each case in form and substance reasonably satisfactory to the Administrative Agent:

(i) the executed legal opinion of Wachtell, Lipton, Rosen & Katz, special New York counsel to the Loan Parties;

(ii) the executed legal opinion of Morris, Nichols, Arsht & Tunnell LLP, special Delaware counsel to the Loan Parties;

(iii) the executed legal opinion of the general counsel of the Company; and

(iv) the executed legal opinions of Beiten Burkhardt and Hengeler Mueller.

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

(f) The Collateral and Guarantee Requirement shall be satisfied. The Administrative Agent shall have received a completed Perfection Certificate, dated the Effective Date and signed by a Responsible Officer of the Company, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search.

(g) All principal, premium, if any, interest, fees and other amounts outstanding or accrued under the Existing Credit Agreement, whether or not at the time due, shall have been or shall concurrently be paid in full, the commitments thereunder shall have been or shall concurrently be terminated and all guarantees and Liens existing in connection therewith shall have been or shall concurrently be discharged and released, and the Administrative Agent shall have received reasonably satisfactory evidence thereof, or other arrangements for such discharge and release that are satisfactory to the Administrative Agent shall have been made. None of the Company, the Additional Borrower or any other Subsidiary shall have outstanding any Indebtedness, other than Indebtedness permitted by subsection 8.2.

(h) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the chief executive officer or the chief financial officer of the Company, confirming compliance with the conditions set forth in the first sentence of paragraph (f) of this subsection, in the last sentence of paragraph (g) of this subsection and in paragraphs (a) and (b) of subsection 6.2.

(i) The Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

6.2. Conditions to Each Extension of Credit. The agreement of each Lender to make any Extension of Credit requested to be made by it on any date is subject to the satisfaction of the following conditions precedent:

(a) Representations and Warranties. Each of the representations and warranties made by the Borrowers in or pursuant to this Agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent any such representations and warranties relate, by their terms, to a specific date, in which case such representations and warranties shall be true and correct in all material respects on and as of such specific date).

(b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extensions of Credit requested to be made on such date.

Each request by a Borrower for an Extension of Credit hereunder shall constitute a representation and warranty by the Borrowers as of the date on which such Extension of Credit is to be made that the conditions contained in paragraphs (a) and (b) of this subsection have been satisfied.

SECTION 7

AFFIRMATIVE COVENANTS

Each Borrower hereby agrees that, so long as the Commitments remain in effect or any amount is owing by a Borrower to any Lender or the Administrative Agent hereunder the Company shall and (except in the case of delivery of financial information, certifications, reports and notices) shall cause each of its Subsidiaries to:

7.1. Financial Statements. Furnish to each Lender:

(a) promptly upon becoming available, but in any event within 90 days after the end of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, reported on without a “going concern” or like qualification or exception with respect to such audited consolidated financial statements, by KPMG LLP or other independent certified public accountants of nationally recognized standing (it being understood that the report referred to in this sentence is the report with respect to the Company’s audited consolidated financial statements and not any report with respect to the effectiveness of the Company’s internal controls over financial reporting);

(b) promptly upon becoming available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Company, commencing with the fiscal quarter ending September 30, 2010, the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and cash flows of the Company and its consolidated Subsidiaries for such quarter and for the portion of the Company’s fiscal year ended at such quarter, setting forth in each case in comparative form the figures for the corresponding previous quarter and the corresponding portion of the Company’s previous fiscal year, certified by a Responsible Officer of the Company as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnotes);

(c) all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein); and

(d) promptly after the same are sent, copies of all financial statements and reports which the Company sends to its stockholders generally, and promptly after the same are filed, copies of all financial statements and periodic reports which the Company may make to, or file with, the U.S. Securities and Exchange Commission (the “SEC”);

provided, that any documents required to be delivered pursuant to subsection 7.1(a) or (b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto, on the Company’s website on the internet at the following website address: www.harman.com; or (ii) on which such documents are posted on the Company’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party or SEC website or whether sponsored by the Administrative Agent); provided that the Company shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents to the extent such Lender or the Administrative Agent reasonably demonstrates that it cannot access or obtain such documents.

7.2. Certificates; Other Information. Furnish to each Lender:

(a) concurrently with the delivery of the financial statements referred to in subsection 7.1(a), a certificate of the independent certified public accountants (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations) reporting on such financial statements stating whether to its knowledge there exists on the date of such certificate any Default or Event of Default, and, if any such Default or Event of Default exists, specifying such Default or Event of Default in such certificate;

(b) concurrently with the delivery of the financial statements referred to in subsections 7.1(a) and (b), a certificate of a Responsible Officer of the Company stating, to the best of such Officer’s knowledge, whether any Default or Event of Default exists on the date of such certificate and, if any such Default or Event of Default exists, specifying such Default or Event of Default in such certificate;

(c) within 45 days after the end of each of the first three fiscal quarters in each fiscal year of the Company, and within 90 days after the end of each fiscal year of the Company, a certificate of the chief financial officer of the Company showing in reasonable detail the computations required to calculate the financial covenants set forth in subsection 8.1; and

(d) promptly, such additional available information regarding the business or financial condition of the Company or any of its Subsidiaries (not otherwise required to be delivered to the Administrative Agent or any Lender under any Loan Document) as the Administrative Agent, or any Lender acting through the Administrative Agent, may from time to time reasonably request.

7.3. Payment of Obligations. Pay, discharge or otherwise satisfy (or renew or extend) at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except (a) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or its Subsidiaries, as the case may be, or (b) to the extent that any such failure to so pay, discharge or satisfy would not be reasonably expected to have a Material Adverse Effect.

7.4. Conduct of Business and Maintenance of Existence. (a) Continue to engage in business of the same general type as now conducted by it and any other businesses and activities related, ancillary or incidental thereto and (b) preserve, renew and keep in full force and effect its corporate or other organizational existence and (c) take all reasonable action required to maintain all rights, privileges and franchises required in the conduct of its business, except (i) in the case of clause (b) above, as otherwise permitted pursuant to subsection 8.4 and subsection 8.5 and (ii) in the case of clause (c) above, as otherwise permitted pursuant to subsection 8.5 and to the extent any other failure to do so would not reasonably be expected to have a Material Adverse Effect; and comply with all Contractual Obligations and Requirements of Law except to the extent that any failure to comply therewith would not be reasonably expected to have a Material Adverse Effect.

7.5. Maintenance of Property; Insurance. Keep all property useful and necessary in its business in good working order and condition (ordinary wear and tear excepted) except for any failures to so maintain such property that would not have a Material Adverse Effect; maintain with financially sound and reputable insurance companies insurance on all such property on an “all risk” basis in a manner reasonably comparable to other similarly situated companies; and furnish to the Administrative Agent, upon written request, certificates as to the insurance carried.

7.6. Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which entries which are full, true and correct in all material respects and in conformity with GAAP and all applicable material Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Lenders and of the Administrative Agent to visit and inspect any of its material properties and examine and make abstracts from any of its books and records at any reasonable time, upon reasonable prior written notice delivered to the Company and as often as may reasonably be desired and to discuss the business, operations, properties and financial condition of the Company and its Subsidiaries with officers and employees of the Company and its Subsidiaries and with its independent certified public accountants; provided that all such inspections shall be coordinated by the Lenders and the Administrative Agent, and by the Administrative Agent with the Company in order to minimize disruption of the Company’s or any of its Subsidiaries’ business.

7.7. Notices. Promptly give notice to the Administrative Agent and each Lender of:

(a) the occurrence of any Default or Event of Default upon any Responsible Officer obtaining knowledge thereof;

(b) any default or event of default under any Contractual Obligations of the Company or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect;

(c) any litigation, investigation or proceeding of or before any arbitrator or Governmental Authority by or against the Company or any of its Subsidiaries in which there is a reasonable expectation of a determination adverse to the Company or such Subsidiary that would reasonably be expected to have a Material Adverse Effect;

(d) any of the following events, as soon as possible, and in any event within 30 days after the Company knows thereof: (i) the occurrence (or, with respect to any Reportable Event for which advance notice to the PBGC is required under ERISA, expected occurrence) of any Reportable Event with respect to any Plan or Multiemployer Plan, a failure of the Company or a Commonly Controlled Entity to make any required contribution to a Plan or Multiemployer Plan, the creation of any Lien (other than Liens permitted under subsection 8.3) on the assets of the Company or any Commonly Controlled Entity in favor of the PBGC or a Plan or Multiemployer Plan or any withdrawal of the Company or a Commonly Controlled Entity from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan, or the determination that such Multiemployer Plan is in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA) or (ii) the institution of proceedings or the notice of the intention to institute proceedings by the PBGC or the Company or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan or Multiemployer Plan, if in the case of any such event under clause (i) and clause (ii) above such event would have a Material Adverse Effect; and

(e) any other development or event which would reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

7.8. Environmental Laws. (a) Comply with all applicable Environmental Laws and obtain and comply with and maintain any and all licenses, approvals, notifications, registrations or permits required to be obtained and maintained by the Company or its Subsidiaries by applicable Environmental Laws, except to the extent that any failure to so obtain, comply or maintain would not be reasonably expected to have a Material Adverse Effect.

(b) Conduct and complete all investigations and all remedial, removal and other actions in respect of any Materials of Environmental Concern required to be conducted or completed by the Company or its Subsidiaries under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities applicable to the Company or its Subsidiaries regarding Environmental Laws except to the extent that (i) the same are being contested in good faith by appropriate proceedings or (ii) any failure to conduct, complete or comply would not be reasonably expected to have a Material Adverse Effect.

7.9. Additional Borrower. In the case of the Company, at all times while the Additional Borrower is a borrower hereunder, ensure that the Additional Borrower is a Wholly Owned Subsidiary of the Company.

7.10. Information Regarding Collateral. The Company will furnish to the Administrative Agent prompt written notice of any change (a) in the legal name of any Loan Party, as set forth in its organizational documents, (b) in the jurisdiction of organization or the form of organization of any Loan Party (including as a result of any merger or consolidation) or (c) in the organizational identification number, if any, or, with respect to any Loan Party organized under the laws of a jurisdiction that requires such information to be set forth on the face of a Uniform Commercial Code financing statement, the Federal Taxpayer Identification Number of such Loan Party. No later than ten Business Days after any change referred to in the preceding sentence, the Company shall confirm to the Administrative Agent that all filings have been made under the Uniform Commercial Code (or that the Company has provided to the Administrative Agent all information required or reasonably requested by the Administrative Agent in order for it to make such filings), and all other actions have been taken, that are required so that such change will not at any time adversely affect the validity, perfection or priority of any Lien on any of the Collateral.

7.11. Collateral and Guarantee Requirement; Further Assurances. The Company, the Additional Borrower and each other Loan Party will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any applicable law, or that the Administrative Agent may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied at all times or otherwise to effectuate the provisions of the Loan Documents, all at the expense of the Loan Parties. The Company will provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Collateral Documents.

SECTION 8

NEGATIVE COVENANTS

Each Borrower hereby agrees that, so long as the Commitments remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Company shall not, directly or indirectly:

8.1. Financial Condition Covenants.

(a) Interest Coverage Ratio. Permit the ratio of (i)(A) Consolidated EBITDA minus (B) Capital Expenditures to (ii) Consolidated Cash Interest Expense, in each case for any period of four consecutive fiscal quarters of the Company ending on any date, to be less than 3.25 to 1.0.

(b) Total Leverage Ratio. Permit the Total Leverage Ratio as of the last day of any fiscal quarter of the Company to exceed 4.0 to 1.0.

(c) Senior Leverage Ratio. Permit the Senior Leverage Ratio as of the last day of any fiscal quarter of the Company to exceed 3.0 to 1.0.

(d) Minimum Liquidity. Permit the Liquidity Amount to be less than the Minimum Liquidity Amount as of any day on or after June 30, 2012 when the Convertible Notes or any of them remain outstanding.

(e) Springing Minimum Liquidity. Permit the Springing Liquidity Amount to be less than $450,000,000 for any period of five consecutive days if, on each of the first day and the fifth day of such period, the aggregate amount of outstanding Investments made pursuant to subsection 8.7(f)(iii) is greater than the greater of (i) $150,000,000 and (ii) 5% of the Consolidated Total Assets, calculated as of the time of incurrence of the most recent Investment made pursuant to such subsection.

8.2. Limitation on Indebtedness. Create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Indebtedness, except:

(a) Indebtedness created under the Loan Documents;

(b) Indebtedness of the Company or any Subsidiary to the Company or any other Subsidiary; provided that (i) such Indebtedness shall not have been transferred to any other Person, (ii) any such Indebtedness owing by any Loan Party to any Subsidiary that is not a Loan Party shall be subordinated to the Obligations on terms customary for intercompany subordinated Indebtedness, as reasonably determined by the Administrative Agent, (iii) any such Indebtedness owing to any Loan Party shall be evidenced by a promissory note that shall have been pledged pursuant to the Collateral Agreement or other Collateral Document and (iv) any such Indebtedness of any Subsidiary that is not a Loan Party to any Loan Party shall be incurred in compliance with subsection 8.7;

(c) Indebtedness outstanding on the Effective Date and listed on Schedule 8.2 and any extension, renewal, refinancing, refunding, replacement or restructuring of any such Indebtedness from time to time (in whole or in part), provided that the outstanding principal amount of any such Indebtedness may not be increased, except to the extent such increase is permitted to be incurred under any other clause of this subsection 8.2;

(d) Indebtedness of any Person which becomes a Subsidiary or is merged with or into or consolidated or amalgamated with the Company or any Subsidiary after the Effective Date, provided that (i) such Indebtedness existed at the time such Person became a Subsidiary or of such merger, consolidation or amalgamation and was not created in anticipation thereof and (ii) immediately after such Person becomes a Subsidiary or such merger, consolidation or amalgamation no Default or Event of Default shall have occurred and be continuing; and any extension, renewal, refinancing, refunding, replacement or restructuring of any such Indebtedness from time to time (in whole or in part), provided that the outstanding principal amount of any such Indebtedness may not be increased, except to the extent such increase is permitted to be incurred under any other clause of this subsection 8.2;

(e) (i) Indebtedness of the Company or any other Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets (provided that such Indebtedness is incurred or assumed prior to or within 90 days after such acquisition or the completion of such construction or improvement and the principal amount of such Indebtedness does not exceed the cost of acquiring, constructing or improving such fixed or capital assets) and (ii) any extension, renewal, refinancing, refunding, replacement or restructuring of any such Indebtedness from time to time (in whole or in part); provided that the aggregate principal amount of Indebtedness permitted by this clause (e) and clause (h)(i) below shall not exceed $75,000,000 at any time outstanding;

(f) Guarantee Obligations (other than Guarantee Obligations in respect of the Convertible Notes) arising in respect of guarantees of any Indebtedness permitted under this subsection 8.2 and incurred in compliance with subsection 8.7;

(g) Indebtedness constituting Investments permitted under subsection 8.7;

(h) Indebtedness arising in respect of transactions constituting Sale and Lease-Back Transactions (i) permitted under subsection 8.9(a), provided that the aggregate principal amount of Indebtedness permitted by this clause (h)(i) and clause (e) above shall not exceed $75,000,000 at any time outstanding and (ii) permitted under subsection 8.9(b);

(i) Subordinated Debt, provided that, at the time of incurrence of the principal amount of such Indebtedness and after giving pro forma effect thereto, the Total Leverage Ratio does not exceed 3.75 to 1.0;

(j) Indebtedness incurred or arising from or in connection with any bid, performance, surety, statutory, completion, return-of-money or appeal bonds or similar obligations issued, existing or incurred in the ordinary course of business;

(k) Indebtedness owed to any officers or employees of the Company or any Subsidiary, provided that the aggregate principal amount of all such Indebtedness shall not exceed $5,000,000 at any time outstanding;

(l) Indebtedness secured by a Lien on any asset or property at the time of acquisition of such asset or property by the Company or any Subsidiary pursuant to a transaction not prohibited by this Agreement, and any extension, renewal, refinancing, refunding, restructuring or replacement thereof, provided that (i) such Indebtedness (other than any extension, renewal, refinancing, refunding, restructuring or replacement thereof) existed at the time the asset or property was so acquired and was not created in contemplation of the acquisition thereof and (ii) the aggregate principal amount of Indebtedness permitted by this clause (l) shall not exceed $50,000,000 at any time outstanding;

(m) Indebtedness arising or incurred as a result of or from the adjudication or settlement of any litigation or from any arbitration or mediation award or settlement, in any case involving the Company or any Subsidiary, provided that the judgment, award(s) and/or settlements to which such Indebtedness relates would not constitute an Event of Default under subsection 9(h) of this Agreement;

(n) Indebtedness incurred or arising from or as a result of agreements providing for indemnification, deferred payment obligations, purchase price adjustments, earn-out payments or similar obligations;

(o) Indebtedness arising from or in connection with accounts payable (for the deferred purchase price of property or services) in the ordinary course of business greater than 90 days past the invoice or billing date which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been established by the Company or any Subsidiary in conformity with GAAP;

(p) (i) Indebtedness of the Company in respect of the Convertible Notes in an aggregate principal amount not to exceed $400,000,000 and (ii) any Indebtedness of the Company and any Guarantee Obligations of any Domestic Subsidiary that is a Loan Party incurred to refinance the Indebtedness described under clause (p)(i), or Indebtedness and Guarantee Obligations previously incurred under this clause (p)(ii), so long as (A) the principal amount of the refinancing Indebtedness is not greater than the Indebtedness being refinanced, together with any premium paid, and accrued interest and reasonable fees in connection therewith thereon and reasonable costs and expenses incurred in connection therewith, (B) no part of the principal of such refinancing Indebtedness is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the 180th day following the Termination Date (except upon the occurrence of an event of default, a change of control, an asset sale (provided that, in the case of asset sales with respect to Collateral, any such requirement becomes operative only after repayment in full of all the Obligations (other than contingent indemnification obligations for which no claim has been made)) or event similar to any of the foregoing); provided that, notwithstanding the foregoing, such refinancing Indebtedness may provide for nominal amortization customary for institutional “Tranche B” loans, (C) none of the refinancing Indebtedness has a scheduled maturity prior to, or weighted average life to maturity shorter than, that of the Indebtedness being refinanced and

(D) any agreement evidencing or governing such refinancing Indebtedness and Guarantee Obligations shall not restrict the granting of Liens by the Company or any Subsidiary to secure the Secured Obligations;

(q) Indebtedness under Hedging Agreements permitted by subsection 8.13;

(r) Indebtedness (which for the avoidance of doubt shall include, without duplication, all obligations in respect of Securitization Transactions) of Subsidiaries that are not Loan Parties, provided that, at the time of incurrence of any such Indebtedness and after giving effect thereto, the aggregate principal amount of Indebtedness outstanding pursuant to this clause (r) shall not exceed the greater of (i) $75,000,000 and (ii) 3% of the Consolidated Total Assets as of such time (provided, however, that the limitations set forth in clauses (i) and (ii) shall not restrict the incurrence of any Indebtedness under this clause (r) so long as (A) such Indebtedness is incurred in order to refinance Indebtedness previously incurred pursuant to this clause (r), (B) the principal amount of the refinancing Indebtedness is not greater than the principal amount of the Indebtedness being refinanced, except by an amount no greater than accrued and unpaid interest with respect to such refinanced Indebtedness and reasonable fees, premium and expenses relating to such refinancing and (C) none of the refinancing Indebtedness has a scheduled maturity prior to the earlier of the maturity of the Indebtedness being refinanced and the Termination Date, or weighted average life to maturity shorter than the lesser of that of the Indebtedness being refinanced and that of the Obligations), provided further that such Indebtedness may not by guaranteed, by or otherwise have recourse to, any Loan Party;

(s) other unsecured Indebtedness, provided that (i) no part of the principal of such Indebtedness is required to be paid (whether by mandatory sinking fund, mandatory redemption, mandatory prepayment, at the option of any holder thereof or otherwise), on any date prior to the 180th day following the Termination Date (except upon the occurrence of an event of default, a change of control, an asset sale (provided that, in the case of asset sales with respect to Collateral, any such requirement becomes operative only after repayment in full of all the Obligations (other than contingent indemnification obligations for which no claim has been made)) or event similar to any of the foregoing) and (ii) at the time of incurrence of the principal amount of such Indebtedness, and after giving pro forma effect thereto, the Senior Leverage Ratio does not exceed 2.75 to 1.0;

(t) any other Indebtedness, provided that at the time of incurrence of any such Indebtedness and after giving effect thereto, the aggregate principal amount of Indebtedness outstanding pursuant to this clause (t) shall not exceed the greater of (i) $150,000,000 and (ii) 5% of the Consolidated Total Assets as of such time (provided, however, that the limitations set forth in clauses (i) and (ii) shall not restrict the incurrence of any Indebtedness under this clause (t) so long as (A) such Indebtedness is incurred in order to refinance Indebtedness previously incurred pursuant to this clause (t), (B) the principal amount of the refinancing Indebtedness is not greater than the principal amount of the Indebtedness being refinanced, except by an amount no greater than accrued and unpaid interest with respect to such refinanced Indebtedness and reasonable fees, premium and expenses relating to such refinancing and (C) none of the refinancing Indebtedness has a scheduled maturity prior to the earlier of the maturity of the Indebtedness being refinanced and the Termination Date, or weighted average life to maturity shorter than the lesser of that of the Indebtedness being refinanced and that of the Obligations);

(u) letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations and trade letters of credit (other than obligations in respect of other Indebtedness) in the ordinary course of business;

(v) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business; provided, that (x) such Indebtedness (other than credit or purchase cards) is extinguished within ten Business Days of notification to the applicable Borrower of its incurrence and (y) such Indebtedness in respect of credit or purchase cards is extinguished within 60 days from its incurrence;

(w) Indebtedness representing deferred compensation to employees incurred in the ordinary course of business; and

(x) Indebtedness consisting of any purchase price adjustment, earnout or deferred payment of a similar nature incurred in connection with any investment by any Subsidiary, but only to the extent that no payment has at the time accrued pursuant to such purchase price adjustment, earnout or deferred payment obligation, or of any indemnification obligation arising in connection with any investment by any Subsidiary.

8.3. Limitation on Liens. Create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

(a) Liens for taxes, assessments or other charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Foreign Subsidiaries, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

(b) Liens of carriers, shippers, suppliers, vendors, warehousemen, mechanics, materialmen, repairmen and other like Liens arising in the ordinary course of business which are not overdue for a period of more than 90 days or which are being contested in good faith by appropriate proceedings;

(c) Liens arising in connection with workers’ compensation, unemployment insurance, pension plans or systems or other types of social security or other governmental requirements, Liens securing liability to insurance carriers under insurance or self-insurance arrangements and Liens arising under ERISA to secure contingent liabilities not prohibited under this Agreement;

(d) Liens securing the payment or performance of bids, tenders, trade contracts (other than for borrowed money), leases, regulatory and statutory obligations, indemnification obligations, surety bonds, tender performance bonds, completion bonds, return-of-money bonds and other obligations of a like nature (including Liens to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(e) easements, rights-of-way, restrictions, servitudes, encroachments, covenants, reservations, permits, zoning and building ordinances, municipal and local regulations, easement agreements, and similar charges, licenses, concessions, restrictions, conditions or encumbrances on, over or in respect of any property and other similar encumbrances and defects in title which, in the aggregate, are not substantial in amount and which do not materially detract from the value of the properties subject thereto or materially interfere with the conduct of the business of the Company or such Subsidiary;

(f) Liens in existence on the Effective Date and any extension, renewal, refinancing, restructuring or replacement from time to time of any such Lien, provided that (i) no such Lien may be extended to cover any additional property (other than the same property that secured the Lien so extended, renewed, refinanced, restructured or replaced (plus additions, accessions, replacements and improvements to or of such property)), except to the extent such extended Lien is permitted to be incurred under any other clause of this subsection 8.3, and (ii) the principal amount of Indebtedness secured thereby is not increased after the Effective Date (except to the extent any such increase is otherwise permitted under this Agreement);

(g) Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary (plus additions, accessions, replacements and improvements to or of such property); provided that (i) such Liens secure only Indebtedness permitted by subsection 8.2(e) and obligations relating thereto not constituting Indebtedness and (ii) such Liens shall not apply to any other asset of the Company, the Additional Borrower or any other Subsidiary (except to the extent such extended Lien is permitted to be incurred under any other clause of this subsection 8.3); provided further that in the event purchase money obligations are owed to any Person with respect to financing of more than one purchase of any fixed or capital assets, such Liens may secure all such purchase money obligations and may apply to all such fixed or capital assets financed by such Person;

(h) Liens consisting of (i) landlord’s Liens under leases to which the Company or any of its Subsidiaries is a party or other Liens on leased property reserved in leases thereof for rent or for compliance with the terms of such leases, (ii) rights reserved to or vested in any Governmental Authority to control or regulate any property of the Company or any of its Subsidiaries, or to use such property in any manner which does not materially impair the use of such property for the purposes for which it is held by the Company or any such Subsidiary, (iii) obligations or duties to any Governmental Authority with respect to any franchise, grant, license, lease or permit and the rights reserved or vested in any Governmental Authority or public utility to terminate any such franchise, grant, license, lease or permit or to condemn or expropriate any property and (iv) zoning laws and ordinances and municipal regulations;

(i) Liens in favor of customs and revenue authorities arising by operation of law and arising from or in connection with the payment of customs duties in connection with the importation of goods;

(j) Liens on any property or assets securing Indebtedness permitted by subsection 8.2(d) or 8.2(l), provided that (i) such Liens secured such Indebtedness at the time such property or assets were acquired or such Person became a Subsidiary or was merged with or into or consolidated or amalgamated with the Company or any Subsidiary and were not created in anticipation thereof, provided that this clause (i) shall not apply to any extension, renewal, refinancing, refunding, restructuring or replacement of such Indebtedness, so long as the Liens securing such Indebtedness do not cover any property or assets other than the same property or assets (plus additions, accessions, replacements and improvements thereto or thereof) that secured the Indebtedness so extended, renewed, refinanced, restructured or replaced and (ii) any such Lien is not extended to cover any other property or assets of the Company or any Subsidiary (except additions, accessions, replacements and improvements to or of the property or assets subject to such Lien), except to the extent such extended Lien is permitted to be incurred under any other clause of this subsection 8.3;

(k) Liens on goods and inventory acquired by the Company or any Subsidiary in the ordinary course of business securing the payment to the seller of such goods or inventory of the purchase price therefor, provided that such Liens are not extended to encumber any goods and inventory other than goods and inventory to which such purchase price relates, except to the extent such extended Lien is permitted to be incurred under any other clause of this subsection 8.3;

(l) Liens arising in connection with letters of credit issued for the account of the Company or a Subsidiary securing the indemnification or reimbursement obligations in respect of such letters of credit, provided that such Liens are not extended to encumber any property other than the property being acquired through payments made under such letters of credit or the documents of title and shipping and insurance documents relating to such property, except to the extent such extended Lien is permitted to be incurred under any other clause of this subsection 8.3;

(m) Liens on intellectual property acquired by the Company or a Subsidiary (such as software) securing the obligation of the Company or such Subsidiary to make royalty or similar payments to the seller of such intellectual property, provided, that such Liens are not extended to encumber any intellectual property other than the intellectual property to which such payments relate, except to the extent such extended Lien is permitted to be incurred under any other clause of this subsection 8.3;

(n) Liens consisting of judgment or judicial attachment Liens and Liens securing contingent obligations on appeal or other bonds posted in connection with court proceedings or judgments, awards or settlements that do not constitute an Event of Default under subsection 9(h) of this Agreement;

(o) Liens arising under or with respect to banker’s liens, rights of set-off or similar rights with respect to deposit accounts and securities accounts;

(p) Liens constituting rights of first refusal, options or other contractual rights to sell, assign or otherwise make a Disposition of any assets or property, or any interest therein;

(q) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business of the Company or any of its Subsidiaries or, in connection with any operating lease entered into in the ordinary course of business, any precautionary Uniform Commercial Code financing statements filed in favor or the applicable lessor and covering solely the applicable leased property;

(r) Liens on the products and proceeds (including, without limitation, insurance condemnation and eminent domain proceeds) of and accessions to, and contract or other rights (including rights under insurance policies and product warranties) derivative of or relating to, property subject to Liens under any of the clauses of this subsection 8.3;

(s) Liens created under the Loan Documents;

(t) Liens on assets of the Company and Domestic Subsidiaries securing Indebtedness permitted under subsection 8.2(p)(ii), provided that no such Liens shall be permitted to be incurred unless (i) such Liens do not extend to assets that are not subject to Liens securing the Secured Obligations and (ii) such Liens are subordinated on a second priority basis to the Liens securing the Secured Obligations pursuant to an intercreditor agreement approved by the Majority Lenders;

(u) Liens on assets of Subsidiaries that are not Loan Parties securing Indebtedness permitted under subsection 8.2(r); and

(v) any other Liens which secure obligations not exceeding in the aggregate $30,000,000 at any time outstanding;

(w) Liens solely on any cash earnest money deposits made by the Company or any of the Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Investment permitted hereunder;

(x) Liens securing obligations in respect of trade-related letters of credit, banker’s acceptances or bank guarantees permitted under subsection 8.2(u) and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit, bankers’ acceptances or bank guarantees and the proceeds and products thereof;

(y) Liens in favor of any Loan Party; provided that if any such Lien shall cover any Collateral, the holder of such Lien shall execute and deliver to the Administrative Agent a subordination agreement in form and substance reasonably satisfactory to the Administrative Agent; and

(z) Liens deemed to exist in connection with Securitization Transactions permitted under subsection 8.2(r).

8.4. Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property as an entirety, or permit any Subsidiary to do any of the foregoing, except:

(a) any direct or indirect Subsidiary of the Company (other than the Additional Borrower) may be merged or consolidated with or into the Company (provided that the Company shall be the continuing or surviving corporation);

(b) any direct or indirect Subsidiary of the Company may be merged with or into any one or more Subsidiaries of the Company (provided that (i) if any party to such merger is a Subsidiary Loan Party, one or more Subsidiary Loan Parties shall be the continuing or surviving Person or Persons (as applicable), (ii) if the merger involves a Wholly Owned Subsidiary, a Wholly Owned Subsidiary shall be the continuing or surviving Person and (iii) if the merger involves the Additional Borrower, the Additional Borrower shall be the continuing or surviving Person);

(c) any Subsidiary (other than the Additional Borrower) may sell, lease, transfer or otherwise dispose of any, all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or any other Subsidiary (provided that a Subsidiary Loan Party may only sell, lease, transfer or otherwise dispose of any, all or substantially all of its assets to a Loan Party);

(d) any merger, consolidation, amalgamation, liquidation, Disposition, or other transaction, the purpose of which is to effect (i) any transactions permitted by subsection 8.5 and (ii) any transactions permitted by subsection 8.7; and

(e) any Subsidiary (other than the Additional Borrower) may wind-up, liquidate, dissolve or change form so long as (i) the Company determines in good faith that such liquidation, dissolution or change in form is in the best interests of the Company and is not materially disadvantageous to the Lenders and (ii) no Default or Event of Default shall then exist.

8.5. Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of, or permit any Subsidiary to convey, sell, lease, assign, transfer or otherwise dispose of, any of its respective property, business or assets (including, without limitation, receivables and leasehold interests, but excluding Capital Stock of the Company), whether now owned or hereafter acquired, or permit any Subsidiary to issue or sell any shares of such Subsidiary’s Capital Stock to any Person (any such conveyance, sale, lease, assignment, transfer or other disposition, a “Disposition”), except:

(a) Dispositions of assets and property that are (i) obsolete, worn, damaged, uneconomic or otherwise deemed by the Company or any Subsidiary to no longer be necessary or useful in the operation of the Company’s or such Subsidiary’s current or anticipated business or (ii) replaced by other assets or property of similar suitability and value;

(b) Dispositions of cash and Cash Equivalents;

(c) Dispositions of goods and inventory in the ordinary course of business;

(d) Dispositions of accounts receivable (i) in the ordinary course of business in connection with the compromise or collection thereof, (ii) deemed doubtful or uncollectible in the reasonable discretion of the Company or any Subsidiary, (iii) obtained by the Company or any Subsidiary in the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or (iv) granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction;

(e) any other Disposition of any assets or property, provided that (i) all Dispositions made in reliance on this clause (e) shall be made for fair value, (ii) the aggregate fair value of all assets or property subject to Dispositions made in reliance on this clause (e) for less than 75% cash consideration shall not exceed, in any fiscal year of the Company, $50,000,000 and (iii) at the time of and after giving effect to any such Disposition, (A) the aggregate fair value of all assets or property subject to Dispositions made in reliance on this clause (e) shall not exceed an amount equal to 10% of the Consolidated Total Assets as of such time and (B) no Default or Event of Default shall have occurred and be continuing;

(f) Dispositions, and issuances or sales of shares of Capital Stock of any Subsidiary, to the Company or any Subsidiary, provided that any such Dispositions or issuances or sales of shares of Capital Stock involving a Subsidiary that is not a Loan Party shall be made in compliance with subsections 8.7 and 8.8;

(g) leases, licenses, subleases or sublicenses of (i) intellectual property in the ordinary course of business and (ii) other properties which are surplus to the current needs of the business of the Company and its Subsidiaries;

(h) Dispositions arising as a result of (i) the granting or incurrence of Liens permitted under subsection 8.3, (ii) transactions permitted under subsection 8.4, (iii) transactions constituting Investments permitted under subsection 8.7, or (iv) transactions constituting the declaration and making of Restricted Payments permitted under subsection 8.6 of this Agreement;

(i) Dispositions constituting terminations or expirations of leases, licenses and other agreements in the ordinary course of business;

(j) Dispositions arising from or in connection with any Sale and Lease-Back Transactions permitted under subsection 8.9 that is consummated substantially contemporaneously with any such Disposition;

(k) Dispositions of accounts receivable or interests therein by any Subsidiary which is not a Loan Party in connection with a Securitization Transaction permitted by subsection 8.2(r); and

(l) Dispositions of assets or property with a fair value of less than $100,000, provided that the aggregate fair value of all assets and property subject to Dispositions made in reliance on this clause (l) shall not exceed $3,000,000.

8.6. Limitation on Restricted Payments. Declare or pay any dividend, or permit any Subsidiary to declare or pay any dividend, (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the Company (or in stock options or warrants convertible into Capital Stock (other than Disqualified Stock) of the Company)) on, or make, or permit any Subsidiary to make, any payment as consideration for the purchase, redemption, defeasance, retirement or other acquisition for value of, any shares of any class of Capital Stock of the

Company or any Subsidiary or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make, or permit any Subsidiary to make, any other distribution in respect of any such Capital Stock, either directly or indirectly, whether in cash or property or in obligations of the Company or any Subsidiary (collectively, “Restricted Payments”), provided that, notwithstanding the foregoing, (a) any Subsidiary may make Restricted Payments on a pro rata basis to the holders of its Capital Stock (or on terms more favorable to the Company or any other Loan Party or, if neither the Company nor any other Loan Party is a shareholder of such Subsidiary, on terms more favorable to any other Subsidiary), (b) the Company or any Subsidiary may make Restricted Payments at any time during any fiscal year of the Company in an aggregate amount not to exceed the Annual Available Amount at such time for such fiscal year; provided that no Default or Event of Default shall have occurred and be continuing at such time and after giving effect thereto, (c) the Company or any Subsidiary may make other Restricted Payments at any time in an amount not to exceed the Available Amount at such time; provided that no Default or Event of Default shall have occurred and be continuing at such time and after giving effect thereto, (d) the Company or any Subsidiary may make noncash repurchases of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options and (e) the Company or any Subsidiary may pay any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the terms of this subsection 8.6.

8.7. Limitation on Investments. Make any advance (other than demand deposits), loan, extension of credit or capital contribution to, or incur any Guarantee Obligations in respect of obligations of, or purchase for value any Capital Stock, bonds, notes, debentures or other securities of, any Person (collectively, “Investments”), or permit any Subsidiary to do any of the foregoing, except:

(a) Investments constituting advances and extensions of trade credit in the ordinary course of business;

(b) Investments in cash and Cash Equivalents;

(c) Investments existing on the Effective Date and described on Schedule 8.7 and any renewals, refinancings or restructurings thereof, provided that the original amount of any such Investment is not increased (except to the extent any such increase would be permitted under another provision of this subsection 8.7);

(d) Permitted Business Acquisitions;

(e) Investments constituting loans, advances and other extensions of credit to directors, officers and employees of the Company or any of its Subsidiaries for travel, entertainment, relocation and other business expenses in the ordinary course of business in an aggregate amount for the Company and its Subsidiaries not to exceed $1,000,000 at any one time outstanding;

(f) Investments by (i) the Company or any Subsidiary in the Company or any other Loan Party, (ii) any Subsidiary that is not a Loan Party in any other Subsidiary that is not a

Loan Party and (iii) any Loan Party in any Subsidiary that is not a Loan Party, provided that Investments made pursuant to this clause (iii) shall be in cash and, at the time of incurrence and after giving effect to any such Investment, the aggregate amount of all outstanding Investments made pursuant to this clause (iii) shall not exceed the greater of (A) $150,000,000 and (B) 5% of the Consolidated Total Assets as of such time provided, however, that the limitations set forth in clauses (A) and (B) shall not restrict the incurrence of any Investment made pursuant to this clause (iii) if, at the time of such incurrence, and after giving effect thereto, the Springing Liquidity Amount would be equal to or greater than $450,000,000;

(g) Investments made as a result of the receipt of non-cash consideration (including Indebtedness) received in connection with any Disposition permitted under subsection 8.5;

(h) Investments arising from the repurchase or redemption of Capital Stock or Indebtedness or the conversion of Indebtedness to Capital Stock in any transaction or manner not otherwise prohibited under this Agreement;

(i) Investments made with respect to any Plan;

(j) Investments (i) arising from or in connection with transactions by the Company or any Subsidiary with customers, suppliers, vendors or other account debtors in the ordinary course of business, including endorsements of negotiable instruments and debt obligations and (ii) made or received in connection with the bankruptcy, reorganization or liquidation of, or the settlement of delinquent obligations or disputes with, any customers, suppliers, vendors or other account debtors;

(k) Investments in joint ventures (including, without limitation, Investments by the Company or any Subsidiary in any joint venture or similar arrangement with Navis Co., Ltd.), provided that, at the time of incurrence and after giving effect to any Investment made pursuant to this clause (k), the aggregate amount of all outstanding Investments made pursuant to this clause (k) shall not exceed the greater of (A) $50,000,000 and (B) 2% of the Consolidated Total Assets as of such time;

(l) Investments arising as a result of Guarantee Obligations created under the Loan Documents and Guarantee Obligations permitted by subsection 8.2 (other than subsection 8.2(b), (f) or (g));

(m) Any other Investments by the Company or any Subsidiary in any other Person, provided that, at the time such Investment is made and after giving effect to any Investment made pursuant to this clause (m), the aggregate principal amount of all outstanding Investments made pursuant to this clause (m) shall not exceed the greater of (i) $50,000,000 and (ii) 2% of the Consolidated Total Assets as of such time;

(n) Investments in the form of Hedging Agreements permitted by subsection 8.13;

(o) Investments to the extent that payment for such Investments is made with Capital Stock (other than Disqualified Stock) of the Company;

(p) preexisting Investments of a Subsidiary acquired after the Effective Date or of an entity merged into the Company or merged into or consolidated with a Subsidiary after the Effective Date, in each case, to the extent permitted under this subsection 8.7 and, in the case of any merger or consolidation, in accordance with subsection 8.4, in each case, to the extent that such Investments were not made in contemplation of or in connection with such Acquisition, merger or consolidation and were in existence of the date of such Acquisition, merger or consolidation;

(q) Guarantee Obligations by the Company or any Subsidiary of operating leases (other than Capital Lease Obligations), in each case entered into by the Company or any Subsidiary in the ordinary course of business;

(r) Advances to suppliers or lessors in the form of prepayment of expenses payable in the ordinary course of business, so long as such expenses are being paid in accordance with customary trade terms of the Company or such Subsidiary;

(s) any Investment incurred by the Company or any Subsidiary at any time in an amount not to exceed the Available Amount at such time; and

(t) any Investment incurred by the Company or any Subsidiary at any time during any fiscal year of the Company in an amount not to exceed the Annual Available Amount at such time for such fiscal year.

8.8. Limitation on Transactions with Affiliates. Enter into, or permit any Subsidiary to enter into, any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service (other than any transaction (a) consisting of a Restricted Payment permitted by subsection 8.6, (b) solely involving Loan Parties, (c) solely involving Subsidiaries that are not Loan Parties, (d) among the Company and its Subsidiaries entered into in the ordinary course of business, (e) involving any director, officer or employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, and any reasonable employment contract and transactions pursuant thereto, in each case, which is entered into or established in the ordinary course of business, (f) pursuant to which the Company and the Subsidiaries enter into tax sharing agreements requiring each party to make payments when such taxes are due or refunds received of amounts equal to the income tax liabilities and refunds generated by each such party calculated on a separate return basis and payments to the party generating tax benefits and credits of amounts equal to the value of such tax benefits and credits made available to the group by such party or (g) involving no Affiliates other than the Company and its Subsidiaries, to the extent permitted by the other covenants in this Agreement), with any Affiliate, unless such transaction is upon fair and reasonable terms no less favorable to the Company or such Subsidiary, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate.

8.9. Limitation on Sales and Leasebacks. Enter into, or permit any Subsidiary to enter into, any arrangement with any Person providing for the leasing by the Company or such Subsidiary of real or personal property which is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Company or such

Subsidiary (a “Sale and Lease-Back Transaction”), except for (a) Sale and Lease-Back Transactions permitted by subsection 8.2(e) or (h) and (b) Sale and Lease-Back Transactions between the Loan Parties or between Subsidiaries that are not Loan Parties.

8.10. Limitation on Changes in Fiscal Year. Permit the fiscal year of the Company to end on a day other than June 30.

8.11. Limitation on Amendment of Material Documents. Amend, modify or waive, or permit any Subsidiary to amend, modify or waive, any provision of any Convertible Notes Document in any manner that imposes additional covenant restrictions on the Company or any Subsidiary that could reasonably be expected to be adverse in any material respect to the Lenders.

8.12. Limitation on Prepayments of Indebtedness. Make or agree to pay or make, or permit any Subsidiary to make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on the Convertible Notes or any other Indebtedness other than Prepayable Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of the Convertible Notes or any other such Indebtedness, except:

(a) regularly scheduled interest and principal payments as and when due in respect of such Indebtedness, other than payments, in respect of any Indebtedness subordinated to the Obligations, which are prohibited by the subordination provisions thereof;

(b) refinancings of Indebtedness to the extent permitted by subsection 8.2;

(c) payments of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the assets securing such Indebtedness in transactions permitted hereunder;

(d) payments of or in respect of Indebtedness made solely with (i) Capital Stock (other than Disqualified Stock) of the Company or (ii) stock options or warrants convertible into Capital Stock (other than Disqualified Stock) of the Company;

(e) payments on account of the purchase, redemption, retirement, acquisition, cancelation or termination of the Convertible Notes, provided that, at the time of and after giving effect to any such purchase, redemption, retirement, acquisition, cancelation or termination, (i) the Liquidity Amount as of such time shall be greater than or equal to the Minimum Liquidity Amount as of such time and (ii) no Default or Event of Default shall have occurred and be continuing;

(f) payments of or in respect of Indebtedness made at any time during any fiscal year of the Company; provided that such payments shall not exceed the Annual Available Amount at such time for such fiscal year; provided further that no Default or Event of Default shall have occurred and be continuing at such time and after giving effect to such payment; and

(g) payments of or in respect of Indebtedness made at any time; provided that such payments shall not exceed the Available Amount at such time; provided further that no Default or Event of Default shall have occurred and be continuing at such time and after giving effect to such payment.

8.13. Hedging Agreements. Enter into, or permit any Subsidiary to enter in, any Hedging Agreement, except (a) Hedging Agreements entered into to hedge or mitigate risks to which the Company or any Subsidiary has actual exposure (other than in respect of Capital Stock or Indebtedness of the Company or any Subsidiary), (b) Hedging Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Company or any Subsidiary and (c) in connection with Indebtedness of the Company that is convertible into the Company’s common stock, Hedging Agreements entered into to hedge against increases in the price of the Company’s common stock.

8.14. Maximum Capital Expenditures. (a) Allow the aggregate amount of Capital Expenditures made by the Company and the Subsidiaries in any fiscal year of the Company to be more than an amount equal to (i) $200,000,000 plus (ii) the Acquired Asset Amount, as calculated on the last day of such fiscal year.

(b) The amount of Capital Expenditures set forth in subsection 8.14(a) in respect of any fiscal year of the Company shall be increased (but not decreased) by an amount equal to the lesser of (i) $50,000,000 and (ii) an amount equal to (A) 100% of the amount of unused Capital Expenditures for the immediately preceding fiscal year minus (B) the amount of unused Capital Expenditures carried forward to such immediately preceding fiscal year pursuant to this paragraph.

SECTION 9

EVENTS OF DEFAULT

If any of the following events shall occur and be continuing:

(a) A Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation when due in accordance with the terms thereof or hereof; or a Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof;

(b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other written statement furnished by it at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

(c) The Company shall default in the observance or performance of any agreement contained in subsection 7.7(a), 7.9, 7.11 or Section 8;

(d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this subsection), and such default shall continue unremedied for a period of 30 days after receipt of written notice from the Administrative Agent thereof;

(e) (i) The Company or any of its Subsidiaries shall fail to make any payment (whether of principal, interest, termination payment or other payment obligation and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (giving effect to any period of grace) or (ii) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) (A) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf, (B) in the case of any Hedging Agreement, the applicable counterparty or (C) in the case of a Securitization Transaction, the purchasers or lenders thereunder, to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or, in the case of any Hedging Agreement or Securitization Transaction, to cause the termination thereof; provided that this clause (e)(ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the assets securing such Indebtedness;

(f) (i) The Company or any of its Subsidiaries (other than any Immaterial Subsidiary) shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts generally, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or substantially all of its assets; (ii) the Company or any of its Subsidiaries (other than any Immaterial Subsidiary) shall make a general assignment for the benefit of its creditors; (iii) there shall be commenced against the Company or any of its Subsidiaries (other than any Immaterial Subsidiary) any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; (iv) there shall be commenced against the Company or any of its Subsidiaries (other than any Immaterial Subsidiary) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; (v) the Company or any of its Subsidiaries (other than any Immaterial Subsidiary) shall take any written action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), (iii) or (iv) above or (vi) the Company or any of its Subsidiaries (other than any Immaterial Subsidiary) shall generally not, or shall admit in writing its inability to, pay its debts as they become due;

(g) (i) The occurrence of any non-exempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan or Multiemployer Plan with respect to which the Company or any Commonly Controlled Entity is a “disqualified person” (within the meaning of Section 4975 of the Code) or a “party in interest” (within the meaning of Section 3(14) of ERISA) or could otherwise reasonably be expected to be liable, (ii) any failure of a Plan to meet the minimum funding standards (as defined in Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each instance, whether or not waived, or any Lien (other than any Lien permitted under subsection 8.3) in favor of the PBGC or a Plan shall arise on the assets of the Company or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings under Title IV of ERISA shall commence to have a trustee appointed, or a trustee shall be appointed under Title IV of ERISA, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Majority Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Plan shall terminate for purposes of Title IV of ERISA, or (v) the Company or any Commonly Controlled Entity shall incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan, or the determination that such plan is in “critical” or “endangered” status (as defined in Section 432 of the Code or Section 305 of ERISA); and in each case in clauses (i) through (v) above, the occurrence of any such event or condition, together with all other such events or conditions existing at the time of such occurrence, if any, would reasonably be expected to have a Material Adverse Effect;

(h) One or more final judgments or decrees of a court shall be entered against the Company or any of its Subsidiaries for the payment of money in an aggregate amount (to the extent not adequately covered by insurance) of the Dollar Equivalent Amount of $50,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof;

(i) Any Change of Control shall occur;

(j) Any Guarantee Obligation purported to be created under any Loan Document shall cease to be, or shall be asserted by any Loan Party not to be, in full force and effect, except (i) as permitted under the Loan Documents or (ii) pursuant to the terms of the Loan Documents; or

(k) Any Lien purported to be created under any Collateral Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any material Collateral, with the priority required by the applicable Collateral Document, except (i) as permitted under, or pursuant to the terms of, the Loan Documents or (ii) as a result of the Administrative Agent’s failure to maintain possession of any stock certificate, promissory note or other instrument delivered to it under the Collateral Agreement;

then, and in any such event, subject to the provisions of subsection 2.13, (a) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this subsection with respect to a Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable by the applicable Borrower as provided herein and (b) if such event is any other Event of Default, any or all of the following actions may be taken: (i) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to each Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate, (ii) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to each Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable by the applicable Borrower as provided herein forthwith, whereupon the same shall immediately become due and payable by the applicable Borrower as provided herein or (iii) the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, require the deposit of cash collateral in an amount equal to the aggregate amount of all Lenders’ L/C Obligations as provided in subsection 3.10, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

SECTION 10

THE ADMINISTRATIVE AGENT AND THE JOINT LEAD ARRANGERS

10.1. Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

10.2. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents, advisors (of the type contemplated by any Loan Document to be engaged by the Administrative Agent) or attorneys-in-fact appointed as such by the Administrative Agent and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The exculpatory provisions of this Section 10 shall apply to any such agent, advisor or attorney-in-fact of the Administrative Agent.

10.3. Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, advisors (of the type contemplated by any Loan Document to be engaged by the Administrative Agent), attorneys in fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document with the consent of or at the request of the Majority Lenders or in the absence of its or such Person’s gross negligence or willful misconduct or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrowers or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of a Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrowers.

10.4. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or otherwise authenticated by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with the written request of the Majority Lenders (to the extent that the Majority Lenders make any such request in accordance with the Loan Documents), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

10.5. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

10.6. Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, advisors, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrowers, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the

Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrowers which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, advisors, attorneys-in-fact or Affiliates.

10.7. Indemnification. The Lenders agree to indemnify the Administrative Agent and the Joint Lead Arrangers in their capacities as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, claims, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent’s gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

10.8. Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers as though the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents. With respect to the Loans made by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.

10.9. Successor Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, each Issuing Bank and the Company. The Majority Lenders shall, within ten days after receipt of any such notice of resignation, in consultation with the Company, appoint from among the Lenders a successor agent for the Lenders, which successor agent shall, unless an Event of Default shall then be continuing, be subject to approval by the Company (such approval not to be unreasonably withheld), whereupon such successor agent shall succeed to and become vested with all of the rights, powers and duties of the retiring Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon the date of such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent under the Loan Documents shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable by the Borrowers to the retiring Administrative Agent unless otherwise agreed between the Borrowers and such successor. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

10.10. The Joint Lead Arrangers. The Joint Lead Arrangers, the Syndication Agents and the Documentation Agents, in such capacities, shall have no duties or responsibilities, and shall incur no obligations or liabilities, under this Agreement or the other Loan Documents.

SECTION 11

MISCELLANEOUS

11.1. Amendments and Waivers Generally; Amendments to Schedule. (a) Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Majority Lenders and the Borrowers may, or, with the written consent of the Majority Lenders, the Administrative Agent and the Borrowers may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for any purpose or (ii) waive, on such terms and conditions as the Majority Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (A) reduce the principal amount or extend the final scheduled date of maturity of any Loan or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder (except (1) in connection with any waiver of applicability of any increase in interest rates during the continuance of an Event of Default (which waiver shall be effective with the consent of the Majority Lenders) and (2) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (A)) or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender’s Commitments, in each case without the consent of each Lender directly affected thereby (except for adjustments from time to time in accordance with this Agreement),

(B) amend, modify or waive the voting rights of any Lender under this subsection without the written consent of such Lender, (C) reduce the percentage specified in the definition of Majority Lenders or consent to the assignment or transfer by a Borrower of any of its rights and obligations under this Agreement and the other Loan Documents without the written consent of all the Lenders, (D) amend, modify or waive any provision of Section 10 without the written consent of the then Administrative Agent. Notwithstanding any of the foregoing, (1) the portions of the Fee Letter pertaining solely to any fees payable by the Borrowers to the Administrative Agent may be amended, modified, supplemented or waived in a written instrument signed only by the Borrowers and the Administrative Agent; (2) this Agreement may be amended and supplemented in the manner contemplated under and in accordance with subsection 2.10; (3) no Defaulting Lender shall have any right to approve or disapprove of any amendment, modification, waiver or consent hereunder, except that the Commitment of such Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender; (4) the terms and provisions of any Letter of Credit and any Time Draft may be amended, modified, supplemented or waived in a written instrument signed only by the Issuing Bank that issued such Letter of Credit or Time Draft (as applicable) and the Company (except to the extent provided in subsection 3.1(a)(proviso) and 3.1(b)(ii)); and (5) the percentages contained in the definitions of “Company Percentage” and “Additional Borrower Percentage” may be amended in accordance with the definitions thereof without any consent of the Administrative Agent or any Lender so long as at all times the percentages in both such definitions shall equal 100% in the aggregate.

(b) Schedules I, II and IV may be amended as follows:

(i) Schedule I will be amended to add another Person as a Lender hereunder and to include such new Lender’s Commitment, and/or to change any existing Lender’s Commitment, in any such case in accordance with any increase in the Commitments hereunder in accordance with subsection 2.10, upon execution and delivery by the new Lender, the Borrowers and the Administrative Agent of a New Lender Supplement or by the existing Lender, the Borrowers and the Administrative Agent of a Commitment Increase Supplement, as applicable.

(ii) Schedule II will be amended to change administrative information contained therein (other than any interest rate definition, Funding Time, Payment Time or notice time contained therein), upon execution and delivery by the Company and the Administrative Agent of a Schedule Amendment providing for such amendment.

(iii) Schedule II will be amended to amend or modify any Funding Time, Payment Time or notice time contained therein, upon execution and delivery by the Company, the Majority Lenders and the Administrative Agent of a Schedule Amendment providing for such amendment.

(iv) Schedule II will be amended to change any interest rate definition contained therein or to add additional Available Foreign Currencies (and related interest rate definitions and administrative information), upon execution and delivery by the Company, all the Lenders and the Administrative Agent of a Schedule Amendment providing for such amendment.

(v) Schedule IV will be amended to designate other Lenders as additional Issuing Banks, and add administrative information with respect thereto, upon execution and delivery by the Company, the Administrative Agent and such additional Issuing Bank of a Schedule Amendment providing for such amendment.

(vi) Schedule IV will be amended to change administrative information with respect to Issuing Banks, upon execution and delivery by the Company, the Administrative Agent and such Issuing Bank, as the case may be, of a Schedule Amendment providing for such amendment.

(c) Any waiver and any amendment, supplement or modification obtained or made in accordance with subsection 11.1(a) or (b) shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the Lenders, the Issuing Banks, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrowers, the Lenders, the Issuing Banks, and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

(d) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without any notice to or consent of any Lender unless expressly required by subsection 11.1) to take any action reasonably requested by the Borrowers to the extent necessary to permit the consummation of any transaction permitted by the Loan Documents or that has been consented to in accordance with subsection 11.1.

11.1A. Amendments Relating to the Collateral and Guarantee Requirement and any Intercreditor Agreement. (a) Notwithstanding the provisions of subsection 11.1, no amendment, waiver or consent of this Agreement or of any other Loan Document shall (i) release any Subsidiary Loan Party from its obligations under the Collateral Agreement (except as expressly provided in subsection 11.17 or in accordance with the terms of the Collateral Agreement), without the written consent of all Lenders (other than any Defaulting Lenders); or (ii) release all or substantially all the Collateral from the Liens of the Collateral Documents (except as expressly provided in section 11.17 or in accordance with their respective terms), without the written consent of all the Lenders (other than any Defaulting Lenders).

(b) Notwithstanding anything to the contrary contained herein or in any other Loan Document, each Lender irrevocably authorizes the Administrative Agent to execute and deliver, on behalf of itself and the other Secured Parties, any intercreditor agreement approved by the Majority Lenders that effects the subordination of any Liens permitted by subsection 8.3 to the Liens securing the Secured Obligations, and hereby agrees to observe the terms of and be bound by any intercreditor agreement so executed and delivered.

11.2. Notices. (a) All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, and in each case shall be deemed to have been duly given or made when received in the case of registered or certified mail, postage prepaid (except that, if not received during normal business hours of the recipient, shall be deemed to have been received at the opening of business on the next Business Day for the recipient), addressed as follows in the case of the Borrowers and the Administrative Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

The Borrowers:

Harman International

Industries, Incorporated

400 Atlantic Street

15th Floor

Stamford, CT 06901

Attention: Herbert Parker, Chief Financial

Officer and Executive Vice President

Fax: 203-328-3953

Attention: Todd Suko, Vice President and

General Counsel

Fax: 203-328-3978

The Administrative Agent:

For notices regarding Loans denominated in

Dollars:

JPMorgan Chase Bank, N.A.

Loan and Agency Services

10 South Dearborn, Floor 07

Chicago, IL 60603-2003

Attention: April Yebd

Fax: 1-888-208-7168

Email: jpm.agency.servicing.6@jpmchase.com

For notices regarding Loans denominated in

Available Foreign Currencies:

J.P. Morgan Europe Limited

125 London Wall

London, England EC2Y 5AJ

Attention: Loan Agency - Maxine O’Hara

Fax: 44-(0)-207-777-2360

provided that any Notice of Borrowing, Notice of Continuation, Notice of Conversion, or any notice pursuant to subsections 2.4, 2.5 or 3.2 shall not be effective until received. Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Notices and other communications to the Administrative Agent, the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures prescribed or approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2 if such Lender has notified the Administrative Agent and the Company that it is incapable of receiving such notices under such Section by electronic communication. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

(c) Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(d) Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

11.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

11.4. Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

11.5. Payment of Expenses and Taxes. Each Borrower agrees (a) to pay or reimburse the Administrative Agent for such Borrower’s Applicable Percentage of all the Administrative Agent’s reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for such Borrower’s Applicable Percentage of all such Lender’s and the Administrative Agent’s costs and expenses reasonably incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent and any advisor (of the type contemplated by any Loan Document to be engaged by the Administrative Agent) retained by the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, such Borrower’s Applicable Percentage of any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to indemnify and hold the Administrative Agent, the Joint Lead Arrangers and each Lender, their respective affiliates, and their and their affiliates’ respective officers, directors, trustees, advisors, employees, agents and controlling persons, (each, an “indemnified person”) harmless from and against such Borrower’s Applicable Percentage of any and all liabilities, obligations, losses, damages, judgments, claims, penalties, costs, expenses or disbursements of any kind or nature whatsoever arising out of (i) claims, actions, suits or proceedings brought by third parties with respect to the execution, delivery, enforcement, performance and administration of this Agreement or the use of the proceeds of the Extensions of Credit or (ii) any actual or alleged presence or release of Materials of Environmental Concern on or from any property currently or formerly owned or operated by the Company or any of its Subsidiaries, or any violation of or liability under Environmental Laws related in any way to the Company or any of its Subsidiaries (all the foregoing, collectively, the “indemnified liabilities”), provided, that the Borrowers shall have no obligation hereunder to any indemnified person with respect to indemnified liabilities arising from (A) the gross negligence or willful misconduct of such indemnified person or any affiliate, officer, director, trustee, advisor, employee, agent or controlling person thereof, (B) any claim brought by a Borrower against an Indemnitee for such Indemnitee’s bad faith breach of its obligations under any Loan Document or (C) legal proceedings commenced against such indemnified person by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

11.6. Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Administrative Agent and their respective successors and assigns, except that the Borrowers may not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Assignee in accordance with the provisions of clause (c) of this subsection, (ii) by way of participation in accordance with the provisions of clause (b) of this subsection or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection 11.6(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection 11.6(f) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities (“Participants”) participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance of such obligations, such Lender shall remain the holder of any such Extension of Credit for all purposes under this Agreement and the other Loan Documents, and the Borrowers, the other Lenders, the Issuing Banks and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which a Lender sells any such participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by the Borrowers therefrom, except that such agreement or instrument may provide that the Lender will not, without the consent of the Participant, agree to any such amendment, waiver or consent that would (i) reduce the principal of, or interest on (except in connection with any waiver of applicability of any increase in interest rates during the continuance of an Event of Default), the Loans or any fees payable to all of the Lenders hereunder, or postpone the date of the final maturity of the Loans, in each case solely to the extent such amendment, waiver or consent directly affects the Loan or Loans in which the Participant is participating (provided that any waiver of any Default or Event of Default shall not constitute any amendment to the terms of any such participation, and that any increase in any Commitment or in the principal amount of any Loan or any interest thereon shall be permitted without the consent of any Participant if the Participant’s participation in any Loan is not increased as a result thereof). The Borrowers agree that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 11.7(a) as fully as if it were a Lender hereunder. In the case of any such participation, the Participant shall not have any rights under this Agreement or any of the other Loan Documents (the Participant’s rights against such Lender in respect of such participation being limited solely to those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation to such Participant; provided that each Participant shall be entitled to the benefits of subsections 4.4, 4.5 and 4.6 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it were a Lender; and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. Notwithstanding the foregoing, a Participant shall not be entitled to the benefits of subsection 4.5 unless each Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of each Borrower, to comply with subsection 4.5 as though it were a Lender.

(c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any Lender or any Affiliate thereof or, with the consent of the Company and the Administrative Agent (which in each case shall not be unreasonably withheld, and provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice of the proposed assignment), to an additional bank or financial institution (an “Assignee”) all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Company and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register, provided that, in the case of any such assignment to an additional bank or financial institution, the aggregate amount of the Commitment being assigned and, if such assignment is of less than all of the rights and obligations of the assigning Lender, the aggregate amount of the Commitment remaining with the assigning Lender are each not less than $5,000,000 (or such lesser amount as may be agreed to by the Company and the Administrative Agent). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (ii) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this paragraph (c) and paragraph (e) of this subsection, the consent of the Company shall not be required for any assignment which occurs at any time when any of the events described in subsection 9(f)(i) or (ii) shall have occurred and be continuing.

(d) The Administrative Agent shall, on behalf of the Borrowers, maintain at the address of the Administrative Agent referred to in subsection 11.2 a copy of each Assignment and Acceptance delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing by each Borrower to, each Lender, from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and each Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by each Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Company and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Company.

(f) Each Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a “Transferee”) and any prospective Transferee, subject to the provisions of subsection 11.16, any and all financial information in such Lender’s possession concerning the Company and its Affiliates which has been delivered to such Lender by or on behalf of such Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of such Borrower in connection with such Lender’s credit evaluation of such Borrower and its Affiliates prior to becoming a party to this Agreement, provided, that the Lenders shall take such steps as reasonably necessary to ensure that confidential information will be treated in a confidential manner as required by subsection 11.16.

(g) For the avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan to any Federal Reserve Bank in accordance with applicable law.

11.7. Adjustments; Set-off. (a) Except as otherwise expressly provided herein, and subject to the provisions of subsection 2.13, if any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of its Loans to a Borrower or other Company Obligations or Additional Borrower Obligations, as applicable, then due and owing, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in subsection 9(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans to such Borrower or other Company Obligations or Additional Borrower Obligations, as applicable, then due and owing, or interest thereon, such Benefited Lender shall notify the Administrative Agent and purchase (for cash at face value) from the other Lenders a participating interest in such portion of each such other Lender’s Loans to such Borrower or other Company Obligations or Additional Borrower Obligations, as applicable, or shall make such other adjustments as shall be equitable, as shall be necessary to cause such Benefited Lender to share the excess payment ratably by the Lenders in accordance with the aggregate amount of principal of and accrued interest on their respective Loans to such Borrower and other Company Obligations or Additional Borrower Obligations, as applicable, owing to them; provided, however, that if any such participations are purchased and all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest; and the provisions of this subsection shall not be construed to apply to (i) any payment made by such Borrower pursuant to and in accordance with the express terms of this Agreement or (ii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to such Borrower or other Company Obligations or Additional Borrower Obligations, as applicable, to any Transferee, other than to the applicable Borrower (as to which the provisions of this subsection shall apply).

(b) Subject to the provisions of subsection 2.13, if an Event of Default shall have occurred and be continuing, each Lender shall have the right, without prior notice to a

Borrower, any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, upon any amount becoming due and payable by a Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims (other than Hedging Agreements entered into by such Borrower and such Lender), in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of such Borrower. Each Lender agrees promptly to notify the Borrowers and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

11.8. Judgment. (a) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding the day on which final judgment is given.

(b) The obligation of a Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in the Judgment Currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to such Lender or the Administrative Agent (as the case may be) in the Agreement Currency, the applicable Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent (as the case may be) against such loss, and if the amount of the Agreement Currency so purchased exceeds the sum originally due to any Lender or the Administrative Agent (as the case may be), such Lender or the Administrative Agent (as the case may be) agrees to remit to such Borrower such excess.

11.9. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission or other means of electronic communication), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

11.10. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.11. Integration. This Agreement and the other Loan Documents represent the agreement of the Borrowers, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

11.12. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

11.13. Submission to Jurisdiction; Waivers. Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Borrower at its address set forth in subsection 11.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages;

provided that nothing in this Agreement shall affect any right that the Administrative Agent or any other Secured Party may otherwise have to bring any action or proceeding against the Company, the Additional Borrower, any Loan Party or any of their respective properties in the courts of any jurisdiction for the purpose of the recognition or enforcement of any judgment or in order to proceed against or exercise any rights or remedies with respect to the Collateral.

11.14. Acknowledgements. Each Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrowers arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrowers and the Lenders.

11.15. WAIVERS OF JURY TRIAL. THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

11.16. Confidentiality. (a) Each of the Administrative Agent, each other Agent, each Issuing Bank and each Lender agrees to keep confidential all information provided to it by the Company or any of its Subsidiaries pursuant to or in connection with this Agreement, other than any information that is available to such Person on a non-confidential basis prior to disclosure by the Company or any of its Subsidiaries (collectively, the “Information”); provided that nothing herein shall prevent any Lender from disclosing any such Information (i) to the Administrative Agent or any other Lender, (ii) to any Transferee or prospective Transferee which agrees to be bound by the provisions of this subsection 11.16 or substantially equivalent provision, (iii) to its employees, directors, agents, attorneys, accountants and other professional advisors (it being understood that all such Persons to whom disclosure is made shall be informed of the confidential nature of such Information and shall be instructed to and agree to keep such information strictly confidential), (iv) upon the request or demand of any Governmental Authority having jurisdiction over it, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) which has been publicly disclosed by the Company or (vii) in connection with the exercise of any remedy hereunder.

(b) Notwithstanding anything herein to the contrary, “Information” shall not include, and the Company, the Administrative Agent, each Lender and the respective Affiliates of each of the foregoing (and the respective partners, directors, officers, employees, agents, advisors and other representatives of each of the foregoing and their Affiliates), and any other party, may disclose to any and all Persons, without limitation of any kind, (i) any information with respect to the U.S. federal and state income tax treatment of the transactions contemplated hereby and any facts that may be required to understand such tax treatment, which facts shall not include for this purpose the names of the parties or any other Person named herein, or information that would permit identification of the parties or such other Persons, or any pricing terms or other nonpublic business or financial information that is unrelated to such tax treatment or facts and (ii) all materials of any kind (including opinions or other tax analyses) that are provided to any of the Persons referred to above relating to such tax treatment or facts

11.17. Release of Liens and Guarantees. A Subsidiary Loan Party (other than the Additional Borrower) shall automatically be released from its obligations under the Loan Documents, and all security interests created by the Collateral Documents in Collateral owned by such Subsidiary Loan Party (other than the Additional Borrower) shall be automatically released (a) in accordance with the terms of the Collateral Agreement and (b) upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Loan Party ceases to be a Subsidiary; provided that, if so required by this Agreement, the Majority Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. Upon any sale or other transfer by any Loan Party (other than to a Borrower or any other Subsidiary) of any Collateral in a transaction permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest created under any Collateral Document in any Collateral pursuant to Section 11.1A, the security interests in such Collateral created by the Collateral Documents shall be automatically released. In connection with any termination or release pursuant to this Section, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents and take all such actions that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.

11.18. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this subsection shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

11.19. USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies each Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies such Borrower, which information includes the name and address of such Borrower and other information that is required to enable such Lender to identify such Borrower in accordance with the USA PATRIOT Act. Each Borrower will provide such information to such Lender at its written request.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

By:	/S/ TODD A. SUKO
Name: Todd A. Suko
Title: Executive Vice President, General Counsel & Secretary

HARMAN HOLDING GMBH & CO. KG

By:	/S/ TODD A. SUKO
Name: Todd A. Suko
Title: Managing Director

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Lender

By:	/S/ SUSAN H. ATHA
Name: Susan H. Atha
Title: Vice President

LENDER SIGNATURE PAGE TO

THE MULTI-CURRENCY CREDIT AGREEMENT

Name of Lender,

HSBC Bank USA, National Association

by
/s/ Diana M. Zieske
Name: Diana M. Zieske
Title: Senior Vice President

For any Lender requiring a second signature line:

by

Name:
Title:

LENDER SIGNATURE PAGE TO

THE MULTI-CURRENCY CREDIT AGREEMENT

Name of Lender, UniCredit Bank AG New York Branch

by
/s/ Richard Cordover
Name: Richard Cordover
Title: Director

For any Lender requiring a second signature line:

by
/s/ Kimberly D. Sousa
Name: Kimberly D. Sousa
Title: Director

LENDER SIGNATURE PAGE TO

THE MULTI-CURRENCY CREDIT AGREEMENT

Name of Lender,

Bank of America, N.A.

by
/s/ Steven J. Melicharek
Name: Steven J. Melicharek
Title: Senior Vice President

For any Lender requiring a second signature line:

by

Name:
Title:

LENDER SIGNATURE PAGE TO

THE MULTI-CURRENCY CREDIT AGREEMENT

Name of Lender,

RBS Citizens, N.A.

by
/s/ Paul Darrego
Name: Paul Darrego
Title: Senior Vice President

For any Lender requiring a second signature line:

by

Name:
Title:

LENDER SIGNATURE PAGE TO

THE MULTI-CURRENCY CREDIT AGREEMENT

Name of Lender,

Wells Fargo Bank, N.A.

by
/s/ Robert Milas
Name: Robert Milas
Title: Vice President

For any Lender requiring a second signature line:

by

Name:
Title:

LENDER SIGNATURE PAGE TO

THE MULTI-CURRENCY CREDIT AGREEMENT

Name of Lender,

KEYBANK NATIONAL ASSOCIATION

by
/s/ Jeff Kalinowski
Name: Jeff Kalinowski
Title: Senior Vice President

For any Lender requiring a second signature line:

by

Name:
Title:

LENDER SIGNATURE PAGE TO

THE MULTI-CURRENCY CREDIT AGREEMENT

Name of Lender, The Governor and Company of the Bank of Ireland

by
/s/ Wendy Hobson
Name: Wendy Hobson
Title: Authorized Signatory

For any Lender requiring a second signature line:

by
/s/ P. Rushe
Name: P. Rushe
Title: Authorized Signatory

LENDER SIGNATURE PAGE TO

THE MULTI-CURRENCY CREDIT AGREEMENT

Name of Lender,

Sovereign Bank

by
/s/ Christine Gerula
Name: Christine Gerula
Title: Senior Vice President

For any Lender requiring a second signature line:

by

Name:
Title:

LENDER SIGNATURE PAGE TO

THE MULTI-CURRENCY CREDIT AGREEMENT

Name of Lender,

Fifth Third Bank

by
/s/ Garland F. Robeson IV
Name: Garland F. Robeson IV
Title: Assistant Vice President

For any Lender requiring a second signature line:

by

Name:
Title:

LENDER SIGNATURE PAGE TO

THE MULTI-CURRENCY CREDIT AGREEMENT

Name of Lender,

The Bank of Tokyo-Mitsubishi UFJ, Ltd.

by
/s/ Maria Iarriccio
Name: Maria Iarriccio
Title: Authorized Signatory

For any Lender requiring a second signature line:

by

Name:
Title:

LENDER SIGNATURE PAGE TO

THE MULTI-CURRENCY CREDIT AGREEMENT

Name of Lender, DBS BANK LTD., LOS ANGELES AGENCY

by
/s/ James McWalters
Name: James McWalters
Title: General Manager

For any Lender requiring a second signature line:

by

Name:
Title: